SUBLEASE AGREEMENT

MERIX CORPORATION
an Oregon corporation

(“Sublandlord”)

- AND -

XSUNX, INC.
a Colorado corporation

(“Subtenant”)

April 1, 2008

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Sublease Agreement

This Sublease Agreement (this “Sublease”) is entered into as of this 1st day of April 2008 (“Effective Date”), by and between Merix Corporation, an Oregon corporation (“Sublandlord”), and XsunX, Inc., a Colorado corporation (“Subtenant”).

Recitals

A.  Sublandlord and Opus Northwest, L.L.C. (“Original Landlord”) entered into that certain Net Lease Agreement, dated August 21, 2000 (the “Master Lease”), relating to the Demised Premises (as described in the Master Lease), located in the City of Wood Village, County of Multnomah, State of Oregon, as more particularly described in the Master Lease. The Demised Premises was subsequently sold to, and concurrently therewith the Master Lease was subsequently assigned to, Pro-Active Properties LLC, an Oregon limited liability company (the “Master Landlord”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit A.

B.  Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the Demised Premises subject to the terms, conditions and covenants set forth below.

Agreement

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby hires and takes from Sublandlord the Demised Premises, subject to the terms, covenants and conditions contained in this Sublease. Sublandlord represents and warrants to Subtenant that (i) a true, accurate and complete copy of the Master Lease is attached hereto as Exhibit A; (ii) as of the Effective Date, the Master Lease is in full force and effect; (iii) as of the Effective Date, neither Sublandlord, nor to Sublandlord’s actual knowledge, the Master Landlord, is in default of its respective obligations under the Master Lease nor has any currently effective notice of default been delivered by either Master Landlord or Sublandlord; and (iv) Basic Rent, Additional Rent and all other sums due under the Master Lease have been paid through the Effective Date.

2.  Term. The term of this Sublease (the “Term”) shall commence on the later of (i) satisfaction of the conditions precedent to the effectiveness of this Sublease set forth in Paragraph 14.8 below, and (ii) the date of Substantial Completion (as defined in Paragraph 8.1 below) of the Sublandlord Removal Work (as defined in Paragraph 8.1 below) (such date herein, the “Commencement Date”) and will expire at 5:00 p.m. Oregon time on the July 31, 2011 (the “Expiration Date”) unless earlier terminated pursuant to the terms of this Sublease. For purposes of this Sublease, the term “Sublease Year” shall mean each consecutive twelve (12) month period during the Term.

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Notwithstanding anything to the contrary herein, so long as neither Subtenant nor Subtenant’s agents or contractors interfere with or delay completion of the Sublandlord Removal Work, prior to the Commencement Date, Sublandlord shall permit Subtenant and Subtenant’s agents and contractors to enter portions of the Demised Premises where Sublandlord has designated in writing to Subtenant that the Sublandlord Removal Work has been completed solely for the purpose of installing Subtenant’s cabling, telephone systems, furniture and other business equipment; provided, however, that such access shall (i) be granted only after reasonable prior notice (but in no event less than twenty four (24) hours prior notice) to Sublandlord of the time and date of such access, (ii) be subject to all of the terms and conditions of this Sublease (including, without limitation, the obligation to comply with the provisions Paragraph 11 below), with the exception of the obligation to pay Basic Rent and Additional Rent hereunder, (iii) Subtenant shall indemnify, defend (with legal counsel reasonably satisfactory to Sublandlord), protect and hold Sublandlord and its officers, employees, agents, successors and assigns harmless from and against all claims, losses, liabilities, judgments, damages, costs and expenses (including attorneys’ fees) incurred in connection with, arising from or related to any such access to the Demised Premises by Subtenant or Subtenant’s agents and contractors and/or the activities of Subtenant and/or Subtenant’s agents and contractors in, on or about the Demised Premises prior to the Commencement Date (including, without limitation, any claim brought against Sublandlord by Subtenant or Subtenant’s agents and/or contractors with respect to any damage to personal property or injury to persons, the risk of which has been assumed by Subtenant pursuant to clause (II) below), (iv) Subtenant shall coordinate such access with Sublandlord and Sublandlord’s contractors performing the Sublandlord Removal Work to ensure that such access shall not interfere with or delay completion of the Sublandlord Removal Work, any such delay or interference constituting a default by Subtenant hereunder, and (v) Subtenant shall not be permitted to conduct business from the Demised Premises until after the Commencement Date has occurred; provided, further however, that Sublandlord may, in the exercise of Sublandlord’s sole and absolute discretion, permit Subtenant to commence business operations from portions of the Demised Premises prior to the Commencement Date, provided that, any such use of portions of the Demised Premises shall be subject to Subtenant’s payment of Additional Rent and a proportional share of Basic Rent. Notwithstanding the foregoing or anything to the contrary herein, in the event (I) Sublandlord determines that any such access by Subtenant is causing interference or delay in the completion of the Sublandlord Removal Work, or that any such access or continued access is reasonably anticipated to cause such interference or delay, then Sublandlord may deny access to the Demised Premises by Subtenant, Subtenant’s agents Subtenant’s contractors, or any of them and no such denial shall constitute nor be deemed to constitute grounds for (x) an abatement of any amounts payable to Sublandlord under the terms of this Sublease, or (y) a waiver of any obligations imposed upon Subtenant pursuant to the terms of this Sublease, and (II) Subtenant hereby acknowledges and agrees that Subtenant assumes all risk of damage to personal property or injury to persons in, upon or about the Demised Premises, the Building and/or the Land from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Demised Premises, the Building and/or the Land) and waives the right to recover from and forever releases and discharges Sublandlord and Sublandlord’s partners, subpartners and their respective officers and employees, from liability with respect to damage to personal property or injury to persons in, upon or about the Demised Premises, the Building and/or the Land from any cause whatsoever, irrespective of whether any such damage or injury was direct or indirect, known or unknown, foreseen or unforeseen, and irrespective of the negligence of Sublandlord and/or Sublandlord’s employees, agents or contractors.

3.  Rent. Commencing on the Commencement Date, and continuing throughout the Term, Subtenant shall pay to Sublandlord as monthly base rent (the “Basic Rent”) for the Demised Premises in the respective amounts set forth in the table below for the respective months falling within the time periods set forth below:

Each Month During The Time Period:	Monthly Basic Rent Payable With Respect To Each Month During The Subject Time Period:

Commencement Date to July 31, 2009	$53,000.00

August 1, 2009 to July 31, 2010	$54,060.00

August 1, 2010 to July 31, 2011	$55,141.20

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Basic Rent shall be paid in advance on the first day of each calendar month of the Term and shall be payable without notice or demand, and without any deduction, offset or abatement, in lawful money of the United States of America, to Sublandlord at the address stated herein, or to such other persons or at such other places as Sublandlord may designate in writing. Sublandlord shall pay when due the Basic Rent owed to Master Landlord pursuant to Section 3.1 of the Master Lease, as well as any replenishment of the Security Deposit set forth in Sections 3.6 and 3.7 of the Master Lease required by Master Landlord pursuant to the Master Lease, and the Sharing of Excess Rent, if any, with respect to the Rent payable by Subtenant under this Sublease as and when set forth in Section 15.4 of the Master Lease.

3.1   Additional Rent and Direct Pay Obligations. Subtenant shall pay all amounts of Additional Rent (as defined in Section 3.3 of the Master Lease) at the times required pursuant to the Master Lease. This obligation shall include, without limitation, payment of all amounts specified within Sections 3.3 and 5.1 of the Master Lease and in Article XI of the Master Lease. With the exception of rental amounts set forth in Section 3.1 of the Master Lease, the security amounts set forth in Sections 3.6 and 3.7 of the Master Lease and the Sharing of Excess Rent with respect to the Rent payable by Subtenant under this Sublease as set forth in Section 15.4 of the Master Lease (but without limiting any such obligation with respect to any “rent” or “other consideration” payable to Subtenant pursuant to any future assignment of this Sublease or sub-sublease of any portion of the Demised Premises, if any), Subtenant shall also be responsible, at Subtenant’s sole cost and expense, to pay all amounts imposed upon Tenant pursuant to the Master Lease, including, without limitation, the payment and performance obligations set forth in Sections 5.3, 15.4 (but only with respect to any “rent” or “other consideration” payable to Subtenant pursuant to any future assignment of this Sublease or sub-sublease of any portion of the Demised Premises) and 20.18 of the Master Lease and in Articles VII, VIII and IX of the Master Lease. Subtenant hereby acknowledges and agrees that the obligations set forth in the preceding sentence are in addition to Subtenant’s obligations for payment of the Basic Rent and Additional Rent set forth in this Sublease.

3.2   Rent Defined. Basic Rent, Additional Rent and all other sums payable by Subtenant pursuant to this Sublease (other than the Equipment Purchase Price (as defined in Paragraph 8.4 below)) shall be deemed to be “Rent.” The Rent for any partial month during which the term of this Sublease commences or terminates shall be equitably prorated.

3.3   Sublease Performance Security. Upon the earlier to occur of (i) satisfaction of the conditions precedent to the effectiveness of this Sublease set forth in Paragraph 14.8 below, and (ii) the date which is ten (10) business days prior to the date Subtenant commences any work in connection with any changes, alterations, modifications and/or improvements to the Demised Premises, Subtenant shall, at Subtenant’s sole cost and expense, deliver to Sublandlord the Letter of Credit (as defined below) in a face amount equal to One Hundred Six Thousand Dollars ($106,000.00) (the “L/C Face Amount”). Notwithstanding the foregoing, neither the Letter of Credit nor any Draw Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Sublandlord’s damages upon Subtenant’s default.

3.3.1  Definitions.  For purposes of this Sublease, the following terms shall have the following definitions:

“Draw Event” means each of the following events:

(a)  the occurrence of any one or more of the following: (i) Subtenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Subtenant's making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Subtenant and such filing not being dismissed within 60 days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Subtenant, or the appointment of a trustee or receiver to take possession of substantially all of Subtenant's assets located at the Demised Premises or of Subtenant's interest in this Sublease and possession not being restored to Subtenant within 60 days, or (v) the subjection of all or substantially all of Subtenant's assets located at the Demised Premises or of Subtenant's interest in this Sublease to attachment, execution or other judicial seizure and such subjection not being discharged within 60 days; or

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(b)  the failure of Subtenant to make any payment of Basic Rent, of any monthly installment of any Additional Rent, of any monthly escrow installment with respect to taxes, assessments and/or property insurance premiums or any other monetary obligation within the time periods required by this Sublease; or

(c)  the occurrence of any other event of default under this Sublease.

“Draw Proceeds” means the proceeds of any draw or draws made by Sublandlord under the Letter of Credit, together with any and all interest accruing thereon.

“L/C Bank” means US Bank, or another United States bank which is acceptable to Sublandlord, in Sublandlord’s sole and absolute discretion, which has a branch office located in Portland, Oregon.

“Letter of Credit” means that certain irrevocable letter of credit, having an expiration date of not sooner than September 15, 2011, in the L/C Face Amount, issued by the L/C Bank, as extended, renewed, replaced or modified from time to time in accordance with this Sublease; provided, however, that in any event the Letter of Credit shall provide: (i) that Sublandlord may make partial and multiple draws thereunder, in an amount not to exceed the principal amount thereof; (ii) that Sublandlord may draw upon the Letter of Credit in an amount not to exceed the principal amount thereof and the L/C Bank will pay to Sublandlord the amount of such draw upon receipt by the L/C Bank of only a sight draft signed by Sublandlord, it being acknowledged and agreed that no certification shall be required from the Sublandlord, including, without limitation, any certification of any current conditions under this Sublease; (iii) that draws may be presented by facsimile; (iv) that draws will be honored on the same business day as presented if presented prior to 11:00 a.m. Pacific time or the next business day if presented thereafter; and (v) all fees payable with respect to the Letter of Credit shall be paid promptly by Subtenant without reduction to the amount of the Letter of Credit.

3.3.2  Letter of Credit Draw Events; Payment and Holding of Draw Proceeds. Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events, Sublandlord will have the unconditional right to draw on the Letter of Credit, in the full amount thereof or in any lesser amount or amounts as Sublandlord may determine, in its sole and absolute discretion. Upon the payment to Sublandlord of the Draw Proceeds, Sublandlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, and as security for the performance by Subtenant of Subtenant’s covenants and obligations (theretofore or thereafter arising) under this Sublease (including, without limitation, any indemnification obligations of Subtenant set forth herein or in the Master Lease), and will be entitled to use and apply any and all of the Draw Proceeds from time to time solely to compensate Sublandlord hereunder. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Basic Rent or Additional Rent or a measure of Sublandlord’s damages resulting from any event of default hereunder (past, present or future). Further, immediately upon the occurrence of any one or more Draw Events, Sublandlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Basic Rent or Additional Rent, to repair damage to the Demised Premises caused by Subtenant, to clean and repair the Demised Premises upon termination of this Sublease, to pay to Sublandlord any and all amounts to which Sublandlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Sublandlord for any and all other damage, injury, expense or liability caused to Sublandlord by any and all such events of default, including, without limitation, reimbursement to Sublandlord for the payment of any amount which Sublandlord may spend or be required to spend by reason of Subtenant’s default, it being expressly acknowledged and agreed by Subtenant that any use of the Draw Proceeds shall not constitute a bar or defense to any of Sublandlord’s remedies set forth in Paragraph 13 below. Any delays in Landlord's draw on the Letter of Credit or in Landlord's use of the Draw Proceeds as provided in this Paragraph 3.3 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds, and upon written notice from Sublandlord to Subtenant specifying the amount of the Draw Proceeds so utilized by Sublandlord, Subtenant shall immediately deliver to Sublandlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to the full L/C Face Amount. Subtenant’s failure to deliver such replacement Letter of Credit to Sublandlord within ten (10) days of Sublandlord’s notice shall constitute an additional event of default hereunder. Under no circumstances will Sublandlord be liable for any indirect, consequential, special or punitive damages incurred by Subtenant in connection with any draw by Sublandlord of any Draw Proceeds, Sublandlord's liability being limited to the reimbursement of costs and expenses as and to the extent expressly provided in this Paragraph 3.3. Nothing in this Sublease or in the Letter of Credit will confer upon Subtenant any property rights or interests in any Draw Proceeds.

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3.3.3  Restrictions on Subtenant Actions; Waiver of Rights. Notwithstanding any contrary term or provision of this Sublease, Subtenant will not take any action, or cause or permit any person or entity to take any action, and Subtenant hereby irrevocably waives any and all rights which it may otherwise have at law or in equity, to enjoin, interfere with, restrict or limit, in any way whatsoever, any demand or draw by Sublandlord or any payment to Sublandlord under the Letter of Credit. If Subtenant, or any person or entity on Subtenant’s behalf or at Subtenant’s discretion, brings any proceeding or action to enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draws, demands or payments under the Letter of Credit, Subtenant will be liable for any and all direct, indirect, consequential, special and punitive damages resulting therefrom or arising in connection therewith, including, without limitation, attorneys’ fees and costs; provided, however, that nothing herein shall affect the right of Subtenant to bring any action, suit or proceeding against Sublandlord for any misapplication of any such Draw Proceeds after Sublandlord has exercised its right to make such a draw and actually received such Draw Proceeds.

3.4   Escrow For Property Insurance, Taxes And Assessments.

3.4.1   Taxes And Assessments. Notwithstanding anything to the contrary herein or in the Master Lease, Subtenant shall pay to Sublandlord the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises. From time to time Sublandlord may re-estimate the amount of real estate taxes and assessments, and in such event Sublandlord shall notify Subtenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Subtenant on the previous estimate. If the total monthly payments made by Subtenant pursuant to this Paragraph 3.4.1 shall exceed the amount of payments necessary for said taxes and assessments during the applicable period, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this Paragraph 3.4.1 shall be insufficient to pay such taxes and assessments when due, then Subtenant shall pay to Sublandlord such amount as may be necessary to make up the deficiency. Payment by Subtenant of real estate taxes and assessments under this Paragraph 3.4.1 shall be considered as performance of such obligation under the provisions of Section 5.1 of the Master Lease.

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3.4.2   Property Insurance. Notwithstanding anything to the contrary herein or in the Master Lease, Subtenant shall pay to Sublandlord the known or estimated yearly property insurance premiums payable with respect to the insurance to be maintained by Subtenant pursuant to Section 6.1 of the Master Lease in monthly payments equal to one-twelfth of the known or estimated amount of such yearly premiums. From time to time Sublandlord may re-estimate the amount of the premiums for the property insurance to be maintained by Subtenant pursuant to Section 6.1 of the Master Lease, and in such event Sublandlord shall notify Subtenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the date the next premium payment becomes due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Subtenant on the previous estimate. If the total monthly payments made by Subtenant pursuant to this Paragraph 3.4.2 shall exceed the amount of payments necessary for said insurance premium payments during the applicable period, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this Paragraph 3.4.2 shall be insufficient to pay such insurance premiums when due, then Subtenant shall pay to Sublandlord such amount as may be necessary to make up the deficiency. Payment by Subtenant of insurance premium installments under this Paragraph 3.4.2 shall be considered as performance of such obligation under the provisions of Section 6.1 of the Master Lease.

4.  Use of Demised Premises. Subtenant shall use and occupy the Demised Premises in accordance with the use specified in the Master Lease and for no other use.

5.  Signs. Subtenant shall comply with the signage criteria specified in Article XVII of the Master Lease.

6.  Master Lease.

6.1   Incorporation By Reference. Subtenant and this Sublease shall be subject in all respects to the provisions, terms, covenants and conditions of the Master Lease, including, without limitation, the rights of Master Landlord thereunder. Except as otherwise expressly provided in this Paragraph 6, all of the provisions, terms, covenants and conditions of the Master Lease insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated by reference into this Sublease as if recited herein in full. Subtenant and Sublandlord each covenant not to take any action or do or perform any act or fail to take any action or do or perform any act which would result in the failure or breach of any of the covenants, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder. Notwithstanding the foregoing, (1) in addition to any express modifications to the terms of the Master Lease set forth in Paragraph 6.2 below, the following sections, articles and Exhibit are incorporated into and made a part of this Sublease as modified by the terms of this Sublease: Articles XV (expressly excluding Section 15.6 thereof), XII and XIX and Sections 3.4, 12.1 and 12.5 and Exhibit F, and (2) the following sections, articles and exhibits are not incorporated into or made a part of this Sublease: Articles I, II and XXI, Sections 3.1, 3.6, 3.7, 5.5, 6.7, 9.6, 13.5, 15.6, 20.4, 20.9, 20.19 and 20.24 and Exhibits C, D, E and G. As applied to this Sublease, the words “Landlord” and “Tenant” as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant under this Sublease, respectively. The rights and obligations of Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant, respectively, under this Sublease and shall be binding upon and inure to the benefit of Sublandlord and Subtenant, respectively. As between the parties to this Sublease only, in the event of conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.

6.2   Certain Modifications. Sublandlord and Subtenant hereby acknowledge and agree, that as between Sublandlord and Subtenant, the following modifications shall be made to the terms of the Master Lease in defining each parties respective obligations thereunder:

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6.2.1  As a condition to exercising any right to contest the application of any Impositions, as provided in Section 5.2 of the Master Lease, Subtenant shall first provide Sublandlord with good and sufficient surety bond or other security deemed appropriate by Sublandlord in the amount of any such Impositions plus estimated penalties which may be imposed, payment or performance of which is legally being delayed pending such contest.

6.2.2  Section 7.2 of the Master Lease shall be amended by deleting the last sentence of said Section consisting of the following in its entirety:

“Nothing contained in this Section 7.2 shall be construed to relieve Landlord of the obligation to finish Landlord’s Improvements described in Exhibit C.”

6.2.3  Section 8.1 of the Master Lease shall be amended by deleting the introductory phrase of the first sentence of said Section consisting of the following in its entirety:

“Save and except for the one-year guaranty against defective materials and workmanship or other guaranties provided for in Section 2.4 hereof, and the completion of incomplete items provided for in Section 2.5 hereof,”

6.2.4  Section 8.3 of the Master Lease shall be amended by deleting the introductory phrase of the first sentence of said Section consisting of the following:

“Except as expressly set forth in Section 8.1 and Section 21.2 of this Lease,”

Said Section 8.3 of the Master Lease shall be further amended by deleting the final phrase of the last sentence of said Section consisting of the following:

“except as expressly provided in Section 16.2”

6.2.5  Section 9.1 of the Master Lease shall be amended by deleting the introductory phrase of the first sentence of said Section consisting of the words “Landlord’s Improvements and Tenant’s Improvements (collectively, the “Initial Improvements”)” and replacing such phrase with the phrase “Any alterations, improvements, replacements or repairs constructed by Tenant”. In connection with the foregoing, Subtenant hereby acknowledges and agrees that the obligations with respect to Landlord’s replacements set forth in Sections 8.1 and 9.1 are obligations of Master Landlord only, and as such, Sublandlord’s obligations with respect thereto shall be limited as provided in Paragraph 7 below

6.2.6  As a condition to exercising any right to contest the application of any laws or ordinances, as provided in Section 9.4 of the Master Lease, Subtenant shall first provide Sublandlord with good and sufficient surety bond or other security deemed appropriate by Sublandlord in the amount of any lien, charge or other obligation plus estimated penalties which may be imposed, payment or performance of which is legally being delayed pending such contest.

6.2.7  Section 9.7 of the Master Lease shall be amended by deleting the final phrase of the last sentence of said Section consisting of the following:

“, including but not limited to the covenants contained in Section 9.6”

6.2.8  Section 19.1(b) of the Master Lease shall be amended by deleting the words “involving in the aggregate an estimated cost of more than Ten Thousand and no/100 Dollars ($10,000.00) or which in Landlord’s reasonable judgment would materially alter the mechanical, structural, or electrical systems of the Improvements” from the first sentence of said Section. Said Section 19.1(b) shall be further amended by deleting the final sentence of said Section consisting of the following in its entirety:

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“Notwithstanding the foregoing, Tenant may make alterations which do not affect the Building’s structure or the Building’s systems or equipment, provided the expenditures therefor do not exceed $50,000.00, without Landlord’s prior written consent so long as Tenant gives Landlord a written description of the proposed alterations at least 15 days prior to commencement of the alterations so that Landlord may post a notice of nonresponsibility.”

6.2.9  Section 19.1(g) of the Master Lease shall be amended by deleting the final sentence of said Section consisting of the following in its entirety:

“All improvements, additions or installations installed by Tenant which did not require Landlord’s prior approval shall be removed by Tenant as provided for in this Section 19.1(g), unless Tenant has obtained a written waiver of such condition from Landlord.”

In connection with the foregoing, Subtenant hereby acknowledges and agrees that Subtenant’s obligations with respect to removal of improvements and restoration of the Demised Premises as set forth in Sections 19.1(g) and 20.18 of the Master Lease shall be secured as provided in Paragraph 8.3 below.

6.2.1  Section 20.6 of the Master Lease shall be amended by deleting the final sentence of said Section consisting of the following in its entirety:

“Nothing herein contained shall be construed as relieving Landlord of its obligations under Article II or Section 21.2 of this Lease, or releasing Landlord from any obligation to complete the cure of any breach by Landlord during the period of its ownership of the Demised Premises.”

6.3	Subtenant Acknowledgements and Attornment.

As provided in Article XV of the Master Lease, Subtenant hereby acknowledges and agrees that (i) this Sublease is only for actual use and occupancy of the Demised Premises by Subtenant; (ii) this Sublease is subject and subordinate to all of the terms, covenants and conditions of the Master Lease and to all of the rights of Master Landlord thereunder; and (iii) in the event the Master Lease shall terminate before the expiration of this Sublease, Subtenant will, at Master Landlord’s option, attorn to Master Landlord and waive any rights that Subtenant may have to terminate this Sublease or to surrender possession of the Demised Premises hereunder, as a result of the termination of the Master Lease.

7.  Master Landlord’s Performance under Master Lease.

7.1	Performance by Master Landlord.

7.1.1  Subtenant recognizes that, except for payments of the Basic Rent owed to Master Landlord pursuant to Section 3.1 of the Master Lease, as well as any replenishment of the Security Deposit set forth in Sections 3.6 and 3.7 of the Master Lease required by Master Landlord pursuant to the Master Lease, and the Sharing of Excess Rent, if any, with respect to the Rent payable by Subtenant under this Sublease as and when set forth in Section 15.4 of the Master Lease (which payments shall be made by Sublandlord), Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Sublandlord by the terms of this Sublease which are corresponding obligations of the Master Landlord under the Master Lease. Therefore, notwithstanding anything to the contrary contained in this Sublease, the performance by Sublandlord of its obligations hereunder are conditional upon the due performance by Master Landlord of its corresponding obligations under the Master Lease and Sublandlord shall not be liable to Subtenant for any non-performance, default or breach by Master Landlord under the Master Lease. Subtenant shall not have any claim against Sublandlord nor shall Sublandlord be liable to Subtenant by reason of Master Landlord’s failure or refusal to comply with any of the provisions of the Master Lease. This Sublease shall remain in full force and effect notwithstanding Master Landlord’s failure or refusal to comply with any such provisions of the Master Lease and Subtenant shall pay Basic Rent, Additional Rent and all other payments or charges provided for in this Sublease without any abatement, deduction or setoff whatsoever.

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7.1.2  With respect to the non-performance, default or breach by Master Landlord of its obligations under the Master Lease, Sublandlord shall reasonably cooperate with Subtenant to obtain Master Landlord’s performance or Master Landlord’s cure of such breach or default, including, but not limited to, Master Landlord’s obligations, if any, to make repairs and replacements to Structural Items, as set forth in Section 8.1 of the Master Lease and to reimburse Subtenant for costs incurred by Subtenant in response to a Special Landlord Default, if any, as and if such reimbursement is required pursuant to Section 16.2 of the Master Lease; provided, however, Sublandlord’s sole obligation with respect thereto shall be to (a) request such performance or cure from the Master Landlord following a request in writing by Subtenant, and (b) use commercially reasonable efforts to obtain such performance or cure of such breach or default from the Master Landlord. In this regard, Sublandlord may, in its sole and absolute discretion, but shall have no obligation to, expend funds or institute legal action or other proceedings against Master Landlord to cause performance or remedy a breach by Master Landlord. If, after receipt of a written request to do so from Subtenant, Sublandlord for any reason refuses to institute legal action or other proceedings for the enforcement of Sublandlord’s rights against, or to remedy a breach by, the Master Landlord with respect to the Demised Premises (an “Action”) (which refusal shall be set forth in a written notice from Sublandlord to Subtenant), then following Subtenant’s receipt of such written notice Subtenant shall have the right to take such Action in its own name, and for that purpose and only to such extent, all rights of Sublandlord as Tenant under the Master Lease are hereby conferred upon and assigned to Subtenant and Subtenant shall be subrogated to such rights. If Subtenant institutes an Action against Master Landlord, Subtenant shall indemnify, defend (with legal counsel reasonably satisfactory to Sublandlord), protect and hold Sublandlord and its officers, employees, agents, successors and assigns harmless from and against all claims, losses, liabilities, judgments, damages, costs and expenses (including attorneys’ fees) in any manner arising out of or related to such Action.

7.2   Sublandlord’s Efforts. Whenever the consent of Master Landlord shall be required by the Master Lease during the term of this Sublease, Sublandlord shall use commercially reasonable efforts to obtain, at Subtenant’s sole cost and expense, such consent on behalf of Subtenant. Whenever this Sublease requires the consent of Sublandlord not to be unreasonably withheld, conditioned or delayed, it shall be reasonable for Sublandlord to withhold such consent at any time Master Landlord withholds its consent to Sublandlord under the Master Lease. If Subtenant believes Master Landlord is not within its rights to withhold such consent to such matter, Sublandlord’s sole obligation to Subtenant shall be to use commercially reasonable efforts, at no cost to Sublandlord, to obtain the consent of Master Landlord. Nothing herein is to be construed as prohibiting Subtenant from seeking Master Landlord’s consent independent of Sublandlord’s efforts; provided, however, that Subtenant shall (i) provide Sublandlord with notice in accordance with Paragraph 14.1 of this Sublease specifying in reasonable detail its intended action prior to seeking consent from Sublandlord, and (ii) afford Sublandlord an opportunity to have a representative present during any meetings, negotiations or other form of discussion with Master Landlord (whether taking place by telephone, video conference or in-person) arising from or otherwise related to such action.

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8.	Condition of Demised Premises and Alterations Thereto.

8.1   Condition of Demised Premises. Following the Effective Date, Sublandlord shall perform certain removal and restoration work in and around the Demised Premises. In connection therewith, Sublandlord and Subtenant shall, in the exercise of each party’s respective sole and absolute discretion, mutually agree upon the scope of the removal and restoration work to be performed by Sublandlord, which removal and restoration work shall be described in an Exhibit to be attached hereto as Exhibit B (the removal and restoration work so identified shall be referred to herein as the “Sublandlord Removal Work”). Upon Substantial Completion (as defined below) of the Sublandlord Removal Work, Sublandlord shall deliver the Demised Premises to Subtenant in a “broom clean” condition. Subject to completion of any punch-list items in connection with Sublandlord’s completion of the Sublandlord Removal Work, Subtenant shall accept the Demised Premises in its “as is”, “where is” condition “with all faults” on the Commencement Date, without any warranty or representation by Sublandlord of any kind or nature regarding the condition or suitability of the Demised Premises for any purpose, whether expressed or implied, except as expressly provided below. Subtenant acknowledges that, except as expressly provided below, Sublandlord has made no representation or warranty of any kind or nature regarding the condition or suitability of the Demised Premises, the Building or any systems of the Building supplied to the Demised Premises for any particular purpose or use.

8.1.1  Condition of Demised Premises. To the best of Sublandlord’s actual knowledge, as of the Effective Date, (i) the mechanical, electrical and plumbing systems (to the extent such systems shall remain after the Sublandlord Removal Work) and all roll-up doors are in good working order, and (ii) there are no water leaks in the roof membrane.

8.1.2  Pending Litigation. To the best of Sublandlord's actual knowledge, there are no pending actions, suits or proceedings before any court or administrative agency against Sublandlord which could, in the aggregate, materially and adversely affect the Demised Premises or Sublandlord’s ability to perform its obligations under this Sublease.

8.1.3  Pending Condemnation. To the best of Sublandlord’s actual knowledge, Sublandlord has not received any written notice of any pending or threatened condemnation or similar proceeding affecting the Demised Premises or any portion thereof.

8.1.4  No Representation Regarding Suitability. Subtenant acknowledges that Sublandlord has made no representation or warranty of any kind or nature regarding the condition or suitability of the Demised Premises, the Building or any systems of the Building supplied to the Demised Premises for any particular purpose or use.

As used herein, the term “Substantial Completion” shall mean the Sublandlord Removal Work has occurred and, to the extent required by law, Sublandlord has received electrical, plumbing, mechanical and fire protection final approval of the Sublandlord Removal Work; provided, however, that Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete “punchlist” or similar corrective work. As used herein, the phrases “to the best of Sublandlord's actual knowledge,” “to the best of Sublandlord's knowledge,”“to Sublandlord's knowledge,” “to Sublandlord's actual knowledge,” or words of similar import, shall mean the actual knowledge of John Johnston, as of the Effective Date of this Sublease, without duty of inquiry or investigation.

8.2   Subtenant Alterations.  Subtenant shall not make any changes, alterations, modifications or improvements to the Demised Premises and/or the Building, except as expressly provided in Article XIX of the Master Lease, as the same has been modified by this Sublease; provided, however, that Sublandlord shall not unreasonably withhold, condition or delay its consent to any such request. Without limiting the foregoing, Subtenant hereby acknowledges and agrees that, (i) at the expiration or earlier termination of this Sublease, Subtenant shall have the obligation to complete the removal and restoration work with respect to the Demised Premises which is described within Sections 19.1(g) and 20.18 of the Master Lease (such removal and restoration work is herein referred to as the “Removal Work”), and (ii) as security for Subtenant’s performance of the Removal Work, no later than ten (10) business days following Sublandlord’s approval of Subtenant’s proposed changes, alterations, modifications and/or improvements, but in any event prior to the commencement of any work in connection therewith, Subtenant shall, at Subtenant's sole cost and expense, deliver the Removal Work Letter of Credit (as defined in Paragraph 8.3 below) to Sublandlord in the Removal Work L/C Face Amount (as defined in Paragraph 8.3 below). The Removal Work shall include, without limitation, the removal of any alterations to the Demised Premises performed by Subtenant. Any such Removal Work shall be commenced, in any event, on or before June 1, 2011 or such other date as may be mutually and reasonably agreed upon by Subtenant and Sublandlord at the time of Sublandlord’s grant of consent to any such changes, alterations, modifications or improvements which give rise to the requirement for such Removal Work (such date, as adjusted pursuant to the following paragraph, is herein referred to as the “Removal Work Commencement Date”) and completed on or before the Expiration Date. The Removal Work shall be completed on or before the Expiration Date; provided, however, that in the event that (x) Master Landlord notifies Sublandlord in writing that (I) certain changes, alterations, modifications or improvements may remain on the Demised Premises past the Expiration Date (any such changes, alterations, modifications or improvements identified by Master Landlord within such notice shall be referred to herein collectively as the “Excluded Alterations”), (II) Master Landlord releases Sublandlord from the obligation to perform Removal Work or any restoration work whatsoever with respect to the Excluded Alterations, and (III) Master Landlord agrees to hold Sublandlord harmless for any obligation with respect to removal, restoration, modification, repair or replacement of such Excluded Alterations, (y) Subtenant performs all other obligations of Subtenant under this Sublease, and (z) this Sublease has not been terminated prior to the Expiration Date, then Subtenant shall not be required to remove the Excluded Alterations prior to the Expiration Date.

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Notwithstanding anything to the contrary herein or in the Master Lease, in addition to the requirements set forth in Section 19.1 of the Master Lease, including, without limitation, the requirement for issuance of the performance bond set forth in item (v) of Section 19.1(b) of the Master Lease, as a condition to approval of any change, alteration, modification or improvement to the Demised Premises and/or the Building, Sublandlord may require (x) that the Removal Work L/C Face Amount (as defined in Paragraph 8.3 below) with respect to the Removal Work Letter of Credit be increased to an amount which reasonably approximates one hundred twenty-five percent (125%) of the then estimated cost to complete any additional Removal Work corresponding to the change, alteration, modification or improvement for which Subtenant is then requesting approval from Sublandlord, and/or (y) that the Removal Work Commencement Date be adjusted to accommodate completion of removal of such alterations, modifications or improvements on or before the Expiration Date. Without limiting the obligation of Subtenant to obtain the consent of Master Landlord and Sublandlord in connection therewith, any increase to the Removal Work L/C Face Amount required pursuant to the preceding sentence shall be delivered to Sublandlord prior to Subtenant commencing any change, alteration, modification or improvement to the Demised Premises and/or the Building.

8.3   Removal, Holdover And Additional Security.  As provided in Paragraph 8.2 above, Subtenant shall complete the Removal Work on or before the Expiration Date. Should Subtenant fail to complete the Removal Work on or before the Expiration Date, Subtenant shall be deemed to be in holdover of the Demised Premises and in default of this Sublease and, in addition to any other rights or remedies available to Sublandlord with respect to such default, Subtenant shall be obligated to pay Basic Rent to Sublandlord during the continuation of such hold over, at a rate equal to two hundred percent (200%) of the Basic Rent in effect immediately prior to the Expiration Date.

8.3.1  Definitions.  For purposes of this Sublease, the following terms shall have the following definitions:

“Removal Work Draw Event” means each of the following events:

(a)  the occurrence of any one or more of the following: (i) Subtenant’s filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Subtenant’s making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Subtenant and such filing not being dismissed within 60 days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a “custodian,” as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Subtenant, or the appointment of a trustee or receiver to take possession of substantially all of Subtenant’s assets located at the Premises or of Subtenant’s interest in this Sublease and possession not being restored to Subtenant within 60 days, or (v) the subjection of all or substantially all of Subtenant’s assets located at the Premises or of Subtenant’s interest in this Sublease to attachment, execution or other judicial seizure and such subjection not being discharged within 60 days; or

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(b)  the failure of Subtenant to commence and diligently prosecute completion of the Removal Work at the times and in the time periods required under this Sublease; or

(c)  the effective date of any termination of this Sublease, if the Removal Work has not been completed in accordance with this Sublease upon such date.

“Removal Work L/C Draw Proceeds” means the proceeds of any draw or draws made by Sublandlord under the Removal Work Letter of Credit, together with any and all interest accruing thereon.

“Removal Work L/C Face Amount” shall mean an amount which reasonably approximates one hundred twenty-five percent (125%) of the reasonably estimated costs and expenses to complete the Removal Work, as such amount may be increased from time to time pursuant to Paragraph 8.2 above in connection with any changes, alterations, modifications or improvements to the Demised Premises requested by Subtenant.

“Removal Work Letter of Credit” means that certain irrevocable letter of credit, having an expiration date of not sooner than September 15, 2011, in the Removal Work L/C Face Amount, issued by the L/C Bank, as extended, renewed, replaced or modified from time to time in accordance with this Sublease; provided, however, that in any event the Removal Work Letter of Credit shall provide: (i) that Sublandlord may make partial and multiple draws thereunder, in an amount not to exceed the principal amount thereof; (ii) that Sublandlord may draw upon the Removal Work Letter of Credit in an amount not to exceed the principal amount thereof and the L/C Bank will pay to Sublandlord the amount of such draw upon receipt by the L/C Bank of only a sight draft signed by Sublandlord, it being acknowledged and agreed that no certification shall be required from the Sublandlord, including, without limitation, any certification of any current conditions under this Sublease; (iii) that draws may be presented by facsimile; (iv) that draws will be honored on the same business day as presented if presented prior to 11:00 a.m. Pacific time or the next business day if presented thereafter; and (v) all fees payable with respect to the Removal Work Letter of Credit shall be paid promptly by Subtenant without reduction to the amount of the Removal Work Letter of Credit.

8.3.2  Removal Work Letter of Credit Draw Events; Payment and Holding of Draw Proceeds. Immediately upon, and at any time or from time to time after, the occurrence of any one or more Removal Work Draw Events, Sublandlord will have the unconditional right to draw on the Removal Work Letter of Credit, in the full amount thereof or in any lesser amount or amounts as Sublandlord may determine, in its sole and absolute discretion. Upon the payment to Sublandlord of the Removal Work L/C Draw Proceeds, Sublandlord will hold the Removal Work L/C Draw Proceeds in its own name and for its own account, without liability for interest, and as security for the performance by Subtenant of Subtenant’s covenants and obligations (theretofore or thereafter arising) under this Sublease, and will be entitled to use and apply any and all of the Removal Work L/C Draw Proceeds from time to time solely to compensate Sublandlord hereunder. Among other things, it is expressly understood that the Removal Work L/C Draw Proceeds will not be considered an advance payment of Basic Rent or Additional Rent or a measure of Sublandlord’s damages resulting from any event of default hereunder (past, present or future). Further, immediately upon the occurrence of any one or more Removal Work L/C Draw Events, Sublandlord may, from time to time and without prejudice to any other remedy, use the Removal Work L/C Draw Proceeds (whether from a contemporaneous or prior draw on the Removal Work Letter of Credit) to the extent necessary to pay to Sublandlord any and all amounts to which Sublandlord is entitled in connection with completion of the Removal Work, and to compensate Sublandlord for any and all other damage, injury, expense or liability caused to Sublandlord by Subtenant’s failure to timely complete the Removal Work, including, without limitation, payment of any Basic Rent and/or Additional Rent during any applicable period of holdover. Any delays in Sublandlord’s draw on the Removal Work Letter of Credit or in Sublandlord’s use of the Removal Work L/C Draw Proceeds will not constitute a waiver by Sublandlord of any of its rights hereunder with respect to the Removal Work Letter of Credit or the Removal Work L/C Draw Proceeds. Following any such application of the Removal Work L/C Draw Proceeds, and upon written notice from Sublandlord to Subtenant specifying the amount of the Removal Work L/C Draw Proceeds so utilized by Sublandlord, Subtenant shall immediately deliver to Sublandlord an amendment to the Removal Work Letter of Credit or a replacement Letter of Credit in an amount equal to the full Removal Work L/C Face Amount. Subtenant’s failure to deliver such replacement Removal Work Letter of Credit to Sublandlord within ten (10) days of Sublandlord’s notice shall constitute an additional event of default hereunder. Under no circumstances will Sublandlord be liable for any indirect, consequential, special or punitive damages incurred by Subtenant in connection with any draw by Sublandlord of any Removal Work L/C Draw Proceeds. Nothing in this Sublease or in the Removal Work Letter of Credit will confer upon Subtenant any property rights or interests in any Removal Work L/C Draw Proceeds.

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8.3.3  Restrictions on Subtenant Actions; Waiver of Rights. Notwithstanding any contrary term or provision of this Sublease, Subtenant will not take any action, or cause or permit any person or entity to take any action, and Subtenant hereby irrevocably waives any and all rights which it may otherwise have at law or in equity, to enjoin, interfere with, restrict or limit, in any way whatsoever, any demand or draw by Sublandlord or any payment to Sublandlord under the Removal Work Letter of Credit. If Subtenant, or any person or entity on Subtenant’s behalf or at Subtenant’s discretion, brings any proceeding or action to enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draws, demands or payments under the Removal Work Letter of Credit, Subtenant will be liable for any and all direct, indirect, consequential, special and punitive damages resulting therefrom or arising in connection therewith, including, without limitation, attorneys’ fees and costs.

8.4   Purchase of Equipment. Concurrent with entering into this Sublease, Sublandlord intends to sell to Subtenant and Subtenant intends to purchase from Sublandlord, all of Sublandlord’s right, title and interest in and to certain equipment which is presently located within the Demised Premises. In connection therewith, Sublandlord and Subtenant shall, in the exercise of each party’s respective sole and absolute discretion, (x) identify the equipment to be so purchased by Subtenant, which equipment shall be identified on an Exhibit to be attached hereto as Exhibit C (the equipment so identified shall be referred to herein as the “Equipment”), and (y) the purchase price Subtenant shall pay to Sublandlord for the Equipment (the "Equipment Purchase Price"). Subtenant acknowledges and agrees that: (i) the Equipment is being sold “As-Is, Where-Is and With All Faults”; (ii) Sublandlord has made no agreement to alter, repair, replace or improve all or any portion of the Equipment; (iii) Sublandlord makes no warranty or representation, express or implied, or arising by operation of law, including, but in no way limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose of the Equipment; (iv) Sublandlord is not, nor shall it be deemed to be, liable or bound in any manner by any oral or written statements, representations or information pertaining to the Equipment, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person; and (v) Subtenant is a sophisticated and experienced buyer of property such as the Equipment and has been duly represented by counsel in connection with the negotiation of this Sublease. On the later to occur of (a) satisfaction of the condition precedent to the effectiveness of this Sublease set forth in Paragraph 14.8.1 below, and (b) two (2) business days following Sublandlord and Subtenant’s mutual agreement upon the Equipment and the Equipment Purchase Price, Subtenant shall pay to Sublandlord, in addition to any other amounts to be delivered to Sublandlord pursuant to this Sublease or paid by Subtenant pursuant to this Sublease, the Equipment Purchase Price representing the full purchase price for the Equipment. The Equipment Purchase Price is payment for the value of the Equipment, does not constitute Rent payable under this Sublease and/or the Master Lease and the obligation of Subtenant with respect to payment of the Equipment Purchase Price is separate and distinct from Subtenant's obligations under this Sublease. Without limiting the foregoing, the obligation of payment of the Equipment Purchase Price may be enforced by a separate action or actions brought against Subtenant, irrespective of whether or not any action is brought against Subtenant with respect to Rent or any other obligations of Subtenant under this Sublease.

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9.  Subletting and Assignment. Except in accordance with Article XV of the Master Lease (as the same has been modified by this Sublease), Subtenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Sublease or any interest herein, sub-sublet the Demised Premises or suffer any other person to occupy or use the Demised Premises or any portion thereof.

10.  Late Charges. If any installment of Rent or any other sum due from Subtenant shall not be received by Sublandlord or Sublandlord’s designee (i) within five (5) days after said amount is due, or (ii) upon the date said amount is due if any installment of Rent or other sum due from Subtenant has not been received by Sublandlord or Sublandlord’s designee within five (5) days after the date due on two (2) or more occasions during any given Sublease Year, then Subtenant shall pay to Sublandlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Sublandlord by reason of Subtenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed additional Rent and the right to require it shall be in addition to all of Sublandlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Sublandlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid (i) within five (5) days after the date they are due, or (ii) upon the date they are due if any Rent or other amounts owing hereunder have not been received by Sublandlord or Sublandlord’s designee within five (5) days after the date due on two (2) or more occasions during any given Sublease Year, shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Sublandlord and Subtenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

11.  Insurance. During the Term hereof, Subtenant shall at its expense maintain in full force and effect the insurance required to be held and maintained by Tenant pursuant to Article VI of the Master Lease, in the forms required pursuant to said Article VI of the Master Lease and naming both Sublandlord and Master Landlord as additional insureds/loss payees, as applicable, with respect to each policy where Tenant is required to name Landlord as an additional insured/loss payee, as applicable, pursuant to the Master Lease. Without limiting the foregoing and notwithstanding anything to the contrary herein, Subtenant hereby acknowledges that Sublandlord is not maintaining any insurance with respect to the Building and/or any other Improvements on or about the Demised Premises and that Subtenant shall be obligated to maintain such insurance pursuant to the provisions of Section 6.1 of the Master Lease; provided, however, that Sublandlord shall make the amounts deposited with Sublandlord pursuant to Paragraph 3.2 above available for payment of premiums for such property insurance.

Without limiting Subtenant’s obligation to restore any Improvements located upon the Demised Premises, as provided in Article XIII of the Master Lease, Sublandlord and Subtenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Sublandlord and Subtenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. Subtenant hereby further waives all rights and claims against Master Landlord for such losses, and waives all rights of subrogation of Subtenant’s respective insurers with respect to Master Landlord. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

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12.  Indemnity and Release.

12.1   Subtenant Indemnity. On the Commencement Date and thereafter, Subtenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Demised Premises, the Building and/or the Land from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Demised Premises, the Building and/or the Land) and agrees that Master Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Master Landlord Parties”) and Sublandlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Sublandlord Parties”), shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by any person in, upon or about the Demised Premises, the Building and/or the Land or by Subtenant or by other persons claiming through Subtenant in, upon or about Demised Premises, the Building and/or the Land. Without limiting the foregoing, Subtenant promptly upon notice shall indemnify, defend, protect, and hold harmless the Master Landlord Parties and the Sublandlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from (i) any cause in, on or about the Demised Premises, the Building and/or the Land (including, but not limited to, a slip and fall) from and after the Commencement Date, (ii) any acts, omissions or negligence of Subtenant or of any person claiming by, through or under Subtenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Subtenant or any such other person claiming by, through or under Subtenant, in, on or about the Demised Premises, the Building and/or the Land, or (iii) any breach of the terms of this Sublease either prior to, during, or after (to the extent Subtenant continues to occupy the Demised Premises) the expiration of the Term; provided, however, that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Master Landlord and/or Sublandlord. Should Master Landlord or Sublandlord be named as a defendant in any suit brought against Subtenant in connection with or arising out of Subtenant’s occupancy of the Demised Premises, Subtenant shall pay to Master Landlord and Sublandlord their costs and expenses incurred in such suit, including without limitation, their actual professional fees such as reasonable appraisers’, accounts’ and attorneys’ fees. The provision of this Paragraph 12 shall survive the expiration or sooner termination of this Sublease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

12.2   Sublandlord Indemnity.  Sublandlord shall indemnify and hold Subtenant harmless of and from all liability, judgments, costs, penalties and expenses, damages, claims, or demands, including reasonable attorney's fees, to the extent the same are caused by or arise in connection with (i) the gross negligence or willful misconduct of Sublandlord or its employees, agents or contractors occurring on or about the Demised Premises after the Commencement Date;(ii) the failure by Sublandlord to comply with or perform its obligations under the Master Lease (as the same have been modified by this Sublease) and/or this Sublease; and (iii) Sublandlord’s breach of its representations and warranties hereunder.

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13.	Events of Default and Remedies.

13.1   Events of Default. The occurrence of any of the following shall constitute a default of this Sublease by Subtenant:

13.1.1  Any failure by Subtenant to pay any Rent or any other charge required to be paid under this Sublease, or any part thereof, when due; provided, however, notwithstanding anything to the contrary set forth in this Paragraph 13.1.1, Subtenant’s failure to pay any Rent or any other charge required to be paid under this Sublease, or any part thereof, when due shall constitute a default of this Sublease by Subtenant only if such failure is not cured within five (5) days after said amount is due; provided, however, that Subtenant shall not previously have so failed to pay any Rent or any other charge within five (5) days after said amount is due on two (2) occasions during any given Sublease Year, in which event Subtenant thereafter shall not be entitled to such five (5) day period; or

13.1.2  Subtenant’s failure to commence the Removal Work on or before the Removal Work Commencement Date and to diligently prosecute completion of such Removal Work on a timetable reasonably anticipated to permit completion of such Removal Work no later than the Expiration Date;

13.1.3  Except where a specific time period is otherwise set forth for Subtenant’s performance in this Sublease, in which event the failure to perform by Subtenant within such time period shall be a default by Subtenant under this Paragraph 13.1.2, any failure by Subtenant to observe or perform any other provision, covenant or condition of this Sublease to be observed or performed by Subtenant where such failure continues for twenty (20) days after written notice thereof from Sublandlord to Subtenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Subtenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

13.1.4  The failure by Subtenant to observe or perform according to the provisions of Paragraph 4 (Use) or Paragraph 11 (Insurance) above and Article IV and Article VI of the Master Lease or the failure by Subtenant to observe or perform any other provision, covenant or condition of this Sublease which failure, because of the character of such provision, covenant or condition, would immediately, materially and adversely jeopardize Sublandlord’s interest in this Sublease or the Demised Premises, where such failure continues for more than one (1) business day after notice from Sublandlord.

The notice periods provided in this Paragraph 13.1 are in lieu of, and not in addition to, any notice periods provided in Article XII of the Master Lease and/or by law.

13.2   Remedies Upon Default. Upon the occurrence of any event of default by Subtenant, Sublandlord shall have, in addition to any other remedies available to Sublandlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

13.2.1   Terminate this Sublease, in which event Subtenant shall immediately commence completion of the Removal Work required pursuant to Paragraph 8.3 above, and shall diligently prosecute such Removal Work to completion, and upon such completion shall surrender the Demised Premises to Sublandlord. During the performance of any such Removal Work, Subtenant shall be deemed to continue to occupy the Demised Premises and shall have all obligations hereunder, including, without limitation, the obligation to make all payments of Basic Rent and Additional Rent. If Subtenant fails to so commence and diligently prosecute such Removal Work and/or fails to surrender the Demised Premises, then Sublandlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Subtenant and any other person who may be occupying the Demised Premises or any part thereof, without it being liable for prosecution or any claim or damages therefor. Upon any termination of this Sublease pursuant to this Paragraph 13.2.1, Sublandlord may recover from Subtenant the following:

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(a) The worth at the time of any unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been unreasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant’s failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any amounts necessary to complete Subtenant’s required Removal Work; and

(e) At Sublandlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Paragraphs 13.2.1(a) and 13.2.1(b), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Paragraph 10 above, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 13.2.1(c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

13.2.2   Sublandlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph 13.2.1 above, and Paragraphs 13.3 and 13.4 below, or any law or other provision of this Sublease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Sublease, or restrain or enjoin a violation or breach of any provision hereof.

13.3   Sublandlord’s Right to Cure. All covenants and agreements to be kept or performed by Subtenant under this Sublease shall be performed by Subtenant at Subtenant’s sole cost and expense and without any reduction of Rent. If Subtenant shall fail to perform any obligation under this Sublease, Sublandlord may, but shall not be obligated to, make any such payment or perform any such act on Subtenant’s part without waiving its rights based upon any default of Subtenant and without releasing Subtenant from any obligations hereunder. Without limiting the foregoing, if Subtenant shall either fail to commence the Removal Work on or before the Removal Work Commencement Date and/or fail to diligently prosecute such Removal Work thereafter on a timetable reasonably anticipated to permit completion of such Removal Work no later than the Expiration Date, then Sublandlord shall have the right to perform such Removal Work on Subtenant’s behalf, at Subtenant’s sole cost and expense and without releasing Subtenant from any obligations under this Sublease, including, without limitation, Subtenant’s obligation to pay Basic Rent, Additional Rent, or any other amounts hereunder during Sublandlord’s performance of such Removal Work.

13.4   Subtenant’s Reimbursement. Except as may be specifically provided to the contrary in this Sublease, upon delivery by Sublandlord to Subtenant of statements therefor, Subtenant shall pay to Sublandlord the following sums (which sums, shall bear interest from the date accrued by Sublandlord until paid by Subtenant at a rate per annum equal to interest at the rate set forth in Paragraph 10 above, but in no case greater than the maximum amount of such interest permitted by law): (i) sums equal to expenditures reasonably made and obligations incurred by Sublandlord pursuant to the provisions of Paragraph 13.3, (ii) sums equal to the amount of all losses, costs, liabilities, damages and expenses for which Subtenant has agreed to indemnify Sublandlord pursuant to Paragraph 12 above, (iii) sums equal to all expenditures made and obligations incurred by Sublandlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Sublandlord under this Sublease or pursuant to law, including, without limitation, all legal fees and other amounts so expended; provided, however, that Sublandlord shall not be entitled to reimbursement of the sums set forth in this item (iii) where Subtenant is the prevailing party as determined in accordance with Paragraph 14.5 below. Subtenant’s obligations under this Paragraph 13.4 shall survive the expiration or sooner termination of this Sublease.

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14.  Miscellaneous.

14.1   Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A)  sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Sublandlord and Subtenant, in each case addressed as followed (or addressed and sent to such other place as either party may from time to time designate in a Notice to the other):

Subtenant:
XsunX, Inc.
65 Enterprise
Aliso Viejo CA 92656
Attention: Joe Grimes

with a copy to:
Coni Rathbone, Esq.
Davis Wright Tremaine LLP
1300 SW Fifth Avenue, Suite 2300
Portland, OR 97201
Fax: (503) 778-5299

Sublandlord:

Merix Corporation
15725 SW Greystone Ct., Suite 200
Beaverton, OR 97006
Attention: J. Johnstone
Fax: (503) 357-1504

with a copy to:

Merix Corporation
15725 SW Greystone Ct., Suite 200
Beaverton, OR 97006
Attention: Linda Moore
Fax: (503)

Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, if transmitted prior to 5:00 p.m. Oregon Time on a business day, otherwise on the next business day thereafter, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. Any Notice given by an attorney on behalf of Sublandlord or by Sublandlord’s managing agent shall be considered as given by Sublandlord and shall be fully effective. Any notice required to be given by Sublandlord to Subtenant pursuant to the terms of this Sublease which is dependent upon Sublandlord’s receipt of notice from Master Landlord shall be given by Sublandlord to Subtenant within two (2) business days after Sublandlord’s receipt of such notice from Master Landlord.

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14.2   Brokers. Subtenant and Sublandlord hereby represent to each other that, except for (i) Colliers International (“Colliers”), and (ii) Meridian Pacific and Norris Beggs & Simpson (collectively, “Subtenant’s Brokers”), neither party has engaged any broker or finder in connection with the procuring, execution, or delivery of this Sublease, and each party hereto agrees to defend, indemnify and hold the other harmless against any claims by any broker or finder for services rendered to the indemnifying party in connection with this Sublease. Colliers shall be paid for services rendered in connection with this Sublease in accordance with a separate agreement between Colliers and Sublandlord. Subtenant’s Brokers shall be paid for services rendered in connection with this Sublease in accordance with a separate agreement between Colliers and Subtenant’s Brokers. The provisions of this Paragraph 14.2 shall survive any termination of this Sublease.

14.3   Captions. The captions of the paragraphs of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof.

14.4   Successors and Assigns. The covenants and conditions herein contained, subject to Paragraph 9, apply to and bind the successors and assigns of the parties hereto.

14.5   Attorneys’ Fees. If any action or proceeding is brought by either party against the other under or in connection with this Sublease, the prevailing party shall be entitled to recover all its costs and expenses, including, without limitation, the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys’ fees, and the right of the prevailing party hereunder to recover its attorneys’ fees from the other party shall be separate from and shall not merge into any judgment.

14.6   Gender and Number. Wherever the context so requires, each gender shall include any other gender, and the singular number shall include the plural and vice-versa.

14.7   Separability. Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and all such other provisions shall remain in full force and effect.

14.8   Conditions Precedent. The effectiveness of this Sublease is hereby conditioned, upon the following:

14.8.1  Master Landlord’s Consent. Master Landlord’s written consent to this Sublease. The parties agree to cooperate and to each use commercially reasonable efforts to obtain the consent of Master Landlord to this Sublease. Should Master Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

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14.8.2  Environmental Report. Following the mutual execution and delivery of this Sublease, Sublandlord shall, at Sublandlord’s sole cost and expense, obtain a so called “Phase I” or “level one” environmental site assessment of the Demised Premises (herein, a “Phase I”) to be performed by an environmental professional reasonably acceptable to Subtenant; provided, however, that Sublandlord will use commercially reasonable efforts to have such Phase I completed on or before May 15, 2008. The Phase I shall be provided to Subtenant for review; provided, however, that Sublandlord makes no representation or warranty with respect to the truth, accuracy or completeness of any information set forth within the Phase I and Sublandlord shall have no liability or obligation to Subtenant with respect to the information set forth within such Phase I. If the Phase I reveals the potential existence of any Hazardous Materials in, on or about the Demised Premises at levels that would warrant further testing, in the professional judgment of the environmental profession performing the Phase I, then Sublandlord shall, at Sublandlord’s sole cost and expense, obtain a so called “Phase II” or “level two” environmental site assessment of the Demised Premises (herein, a “Phase II”) to be performed by an environmental professional reasonably acceptable to Subtenant; provided, however, that Sublandlord will use commercially reasonable efforts to have such Phase II completed on or before July 15, 2008. The Phase II, if obtained, shall be provided to Subtenant for review; provided, however, that Sublandlord makes no representation or warranty with respect to the truth, accuracy or completeness of any information set forth within the Phase II and Sublandlord shall have no liability or obligation to Subtenant with respect to the information set forth within such Phase II. The effectiveness of this Sublease is hereby conditioned upon Subtenant’s review and approval, in the exercise of its reasonable discretion of the Phase I and, if obtained, the Phase II. Should Subtenant reasonably disapprove of any Hazardous Materials disclosed within either the Phase I or, if obtained, the Phase II, then Subtenant shall provide written notice of such disapproval to Sublandlord and shall promptly thereafter complete the Removal Work with respect to any changes, alterations, modifications or improvements to the Demised Premises and/or the Building made by Subtenant prior to the date of such notice of termination. Following Subtenant’s completion of the subject Removal Work, this Sublease shall terminate. If Subtenant does not elect to terminate this Sublease, as provided in this Paragraph 14.8, then the Sublease shall continue; provided, however, that following the completion of the Removal Work to be commenced and completed prior to the Expiration Date pursuant to Paragraph 8.2, Subtenant shall, at Subtenant’s sole cost and expense, obtain a so called “Phase I” or “level one” environmental site assessment of the Demised Premises (herein, the “Expiration Phase I”) to be performed by an environmental professional reasonably acceptable to Sublandlord. The Expiration Phase I shall be provided to Sublandlord for review; provided, however, that Subtenant makes no representation or warranty with respect to the truth, accuracy or completeness of any information set forth within the Expiration Phase I and Subtenant shall have no liability or obligation to Sublandlord with respect to the truth, accuracy or completeness of the information set forth within such Expiration Phase I. If the Expiration Phase I reveals the potential existence of any Hazardous Materials in, on or about the Demised Premises, then Subtenant shall promptly thereafter, at Subtenant’s sole cost and expense, obtain a so called “Phase II” or “level two” environmental site assessment of the Demised Premises (herein, the “Expiration Phase II”) to be performed by an environmental professional reasonably acceptable to Sublandlord. The Expiration Phase II shall be provided to Sublandlord for review; provided, however, that Subtenant makes no representation or warranty with respect to the truth, accuracy or completeness of any information set forth within the Expiration Phase II and Subtenant shall have no liability or obligation to Sublandlord with respect to the truth, accuracy or completeness of the information set forth within such Expiration Phase II. Notwithstanding anything to the contrary herein, if the Phase I and or the Phase II, if obtained, are not approved by Subtenant on or before July 31, 2008, then either Subtenant or Sublandlord may elect to terminate this Sublease upon written notice to the other and following delivery or receipt, as applicable, of such notice by Subtenant, Subtenant shall promptly thereafter complete the Removal Work with respect to any changes, alterations, modifications or improvements to the Demised Premises and/or the Building made by Subtenant prior to the date of such notice of termination. Following Subtenant’s completion of the subject Removal Work, this Sublease shall terminate.

14.8.3  Scope of Sublandlord’s Removal Work, Designation of Equipment and Determination of Equipment Purchase Price. Following the mutual execution and delivery of this Sublease, Sublandlord and Subtenant shall seek to reach agreement upon (i) the scope of the Sublandlord’s Removal Work and Exhibit B related thereto, (ii) the Equipment and Exhibit C related thereto, and (iii) the Equipment Purchase Price (the “Exhibit Items”). Notwithstanding anything to the contrary herein, if Sublandlord and Subtenant do not reach agreement upon the Exhibit Items, in the exercise of each party’s respective sole and absolute discretion, on or before April 25, 2008, then either Subtenant or Sublandlord may elect to terminate this Sublease upon written notice to the other, whereupon neither party shall have any further obligation hereunder.

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14.9   Amendment of Master Lease. Sublandlord may amend the Master Lease without notice to or the consent of Subtenant, provided that such amendment affects only Sublandlord’s rights and/or obligations under the Master Lease and does not adversely affect Subtenant’s rights or increase Subtenant’s obligations under this Sublease as to the Demised Premises.

14.10   Quiet Enjoyment. Subtenant, upon the paying of all Rent hereunder and performing each of the covenants, agreements and conditions of this Sublease required to be performed by Subtenant, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the Term hereof, subject, however, to the provisions set forth in this Sublease, and provided that if Sublandlord is unable to perform any of its obligations under this Sublease as a direct or indirect result of any failure by Master Landlord to perform or comply with the terms of the Master Lease, then Sublandlord’s sole obligation to Subtenant shall be to use commercially reasonable efforts, at no cost to Sublandlord, to obtain performance by Master Landlord.

14.11   Amendment; Entire Agreement. This Sublease may be altered, amended, modified or revoked only by an instrument in writing signed by both Sublandlord and Subtenant; provided that no such amendment shall in any manner modify or amend the provisions of the Master Lease or otherwise bind or affect the rights of Master Landlord unless Master Landlord consents to such amendment in writing. This Sublease, together with the Master Lease and any exhibits hereto or referred to herein, constitutes the entire and exclusive agreement between Sublandlord and Subtenant with respect to the Demised Premises. Sublandlord and Subtenant hereby agree that all prior or contemporaneous oral or written understandings, agreements or negotiations between them relating to the Demised Premises are merged into and revoked by this instrument.

14.12   No Waiver. The waiver by Sublandlord of any breach of any term, provision, covenant or condition contained in this Sublease, or the failure of such party to insist on the strict performance by the other party, shall not be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other term, covenant or condition contained in this Sublease. The acceptance of Rent hereunder by Sublandlord or the payment of Rent hereunder by Subtenant shall not be deemed to be a waiver of any breach or default by Subtenant, respectively, or any term, provision, covenant or condition herein, regardless of Sublandlord’s knowledge of such breach or default at the time of such acceptance or payment of Rent.

14.13   Time of Essence. Time is of the essence of each and every provision of this Sublease.

14.14   Governing Law. This Sublease shall be construed and enforced in accordance with the laws of the State of Oregon, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of Oregon.

14.15   Counterpart Originals. This Sublease may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Sublease transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

14.16   Memorandum of Sublease. With Master Landlord’s consent, exercisable in Master Landlord’s sole and absolute discretion, Master Landlord, Sublandlord and Subtenant shall execute and acknowledge a memorandum or short form Sublease setting forth the respective parties, description of the Demised Premises, the Term of the Sublease and any other provision hereof, the inclusion of which may be mutually agreed upon by the parties, which memorandum or short form Sublease shall be recorded after the Commencement Date.

[Execution Page Follows]

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In Witness Whereof, the parties have executed this Sublease as of the date first written above.

Sublandlord	Merix Corporation, an Oregon corporation

By:
Name:
Title:

Subtenant	XsunX, Inc., a Colorado corporation

By:
Name:
Title:

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Exhibit “A” To Sublease

Master Lease

NET LEASE AGREEMENT

OPUS NORTHWEST, L.L.C. - Landlord

MERIX CORPORATION - Tenant

Dated: August 21, 2000

i

EXHIBITS

Exhibit "A"	Legal Description and Permitted Encumbrances

Exhibit "B"	Permitted Encumbrances

Exhibit "C"	Outline Plans

Exhibit "D"	Form of Letter of Credit

Exhibit "E"	Design and Construction Schedule

Exhibit "F"	Tenant's Questionnaire

Exhibit "G"	Preliminary Budget

v

NET LEASE AGREEMENT

THIS NET LEASE AGREEMENT ("Lease"), is made as of this 21st day of August, 2000, by and between Opus Northwest, L.L.C., a Delaware limited liability company ("Landlord") and Merix Corporation, an Oregon corporation ("Tenant").

WITNESSETH:

Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that parcel of land situated in the City of Wood Village, County of Multnomah and State of Oregon described in Exhibit "A" attached hereto and made a part hereof, together with any appurtenant easements described in said Exhibit "A" (the "Land"), together with all improvements located on and to be constructed thereon (the "Improvements"). The Land and the Improvements are hereinafter referred to as the "Demised Premises." The Demised Premises are subject to the matters listed on the attached Exhibit "B" (the "Permitted Encumbrances") and all applicable laws, rules, ordinances, statutes, regulations, and other governmental requirements (collectively, "Laws"). The structures located upon and being a part of the Demised Premises which are constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property are collectively called the "Building."

15.
TERM OF LEASE

15.1   Term of Lease. The initial term of this Lease shall commence on 120 days after the date on which Landlord's Improvements (defined in Section 21.2(a)) are Substantially Completed, as defined in Section 21.2 (l), but no earlier than July 9, 2001, and shall end ten (10) years thereafter (the "Commencement Date"). The initial term of the Lease, as set forth above, is sometimes hereinafter referred to as the "Initial Term." Any reference to the term of this Lease or similar reference shall be a reference to the Initial Term together with any renewal terms (if any) of this Lease or any extensions to or modifications of the Initial Term. Tenant shall not be liable to Landlord for the payment of Basic Rent (as hereinafter defined), Additional Rent (as hereinafter defined), or the payment of any other obligation to be paid by Tenant (except as set forth in Section 21.2) until the Rent Commencement Date as defined in Section 2.3.

16.
CONSTRUCTION OF IMPROVEMENTS

16.1   Landlord's Improvements. Landlord agrees to construct Landlord's Improvements described on the Outline Plans which are attached hereto and made a part hereof as Exhibit "C" ("Landlord's Improvements") and as provided in Section 21.2. The cost of Landlord's Improvements shall be paid for as provided in Section 21.2. Landlord's Improvements shall be constructed in a good and workmanlike manner in accordance with the Outline Plans and Landlord agrees to complete the construction thereof in accordance with the applicable building code and all other applicable laws, codes, rules, and regulations as they are interpreted and enforced by the governmental bodies having jurisdiction thereof as of the date of Landlord's building permit for Landlord's Improvements.

16.2   Excused Delays. Landlord shall diligently proceed with the construction of the Landlord's Improvements and Substantially Complete the same on or before March 9, 2001 (the "Target Date"); provided, however, if delay is caused or contributed to by any Tenant Delay or by Force Majeure (as defined in Section 21.2(l)), then the time of completion of said construction and the Target Date shall be extended for the additional time caused by such delay. Such delays are each hereinafter referred to as an "Excused Delay." If Landlord's Improvements are not Substantially Completed by the Target Date and if any delay in Substantial Completion of Landlord's Improvements is caused in whole or in part by any Tenant Delay (as defined below), the Commencement Date and the Rent Commencement Date shall be one day earlier for each day, or partial day, of delay in Substantial Completion of Landlord's Improvements caused by any Tenant Delay. If Landlord's Improvements are not Substantially Completed by the Target Date as such date is extended by Excused Delays (the "Actual Target Date"), then the Rent Commencement Date shall be extended by the number of days as follows: (a) the same number of days as there are between the Actual Target Date and the date on which Landlord's Improvements are Substantially Completed, up to and including the 30th day following the Actual Target date; plus (b) twice number of days as there are between the 31st day following the Actual Target Date and the date on which Landlord's Improvements are Substantially Completed, up to and including the 60th day following the Actual Target Date; plus (c) three times the number of days as there are between the 61st day following the Actual Target Date and the date on which Landlord's Improvements are Substantially Completed.

16.3   Possession of Demised Premises Tenant shall be responsible for Landlord's increased cost of labor and materials if any, and loss of rent as provided in Section 2.2, arising out of delay in the completion of the Demised Premises caused by any Tenant Delay. Tenant shall not have any right to possession or use of the Demised Premises until the date upon which the Demised Premises are Substantially Completed and ready for occupancy by Tenant. If Tenant occupies any portion of the Demised Premises prior to Substantial Completion of the Landlord's Improvements, the terms of this Lease shall apply to such occupancy or use of the Demised Premises by Tenant. Basic Rent, Additional Rent, and the payment of other obligations to be paid by Tenant shall commence on the Commencement Date (the "Rent Commencement Date"). Tenant shall be allowed to install its machinery, equipment, fixtures and other personal property on the Demised Premises (which are not part of the Tenant's Improvements) during the final stages of completion of construction and as permitted by Landlord from time to time after Substantial Completion of Landlord's Improvements provided that Tenant does not thereby interfere with the completion of construction or occasion any labor dispute as a result of such installations and provided further that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures and other personal property, and to indemnify, defend and hold harmless Landlord from any loss or damage to such machinery, equipment, fixtures and personal property, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of such installations, except for liability, loss or damage caused by Landlord's negligence or willful misconduct or that of its contractors, employees, and agents. Delay in putting Tenant in possession of the Demised Premises shall not serve to extend the Initial Term of this Lease or to make Landlord liable for any damages arising therefrom, except as expressly provided in Section 2.2. Landlord agrees to use reasonable efforts to coordinate Landlord's work with Tenant's installations so long as Tenant's installations do not interfere with or delay construction of Landlord's Improvements or Tenant's Improvements.

Landlord shall be obligated to deliver possession of the Demised Premises to Tenant in accordance with the provisions of Section 2.2 and Section 21.2 if Tenant has executed and delivered this Lease in a form acceptable to Landlord on or before August 25, 2000, and there is no Tenant Delay. Each day between August 25, 2000, and the date on which Tenant executes and delivers this Lease to Landlord shall be a day of Tenant Delay.

16.4   Repair and Maintenance. Save and except for the one year guaranty against defective items occasioned by poor workmanship and/or materials referred to in Section 21.2 below, and Landlord's obligations described in Section 8.1, below, Tenant upon commencement of the term shall have and hold the Demised Premises as the same shall then be without any liability or obligation on the part of Landlord for making any alterations, improvements or repairs of any kind in or about the Demised Premises for the term of this Lease, or any extension or renewal thereof, and Tenant agrees to maintain the Demised Premises and all parts thereof in a good and sufficient state of repair as required by the provisions of this Lease.

17.
BASIC RENT

17.1   Basic Rent. In consideration of the leasing of the Demised Premises and the construction of the Landlord's Improvements referred to in Article II hereof, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, except as expressly provided in this Lease, at the office of Landlord at:

Opus Northwest Management, L.L.C.
Agent for Opus Northwest, L.L.C.
10350 Bren Road West
Minnetonka, MN 55343

or at such other place as Landlord may from time to time designate in writing, rent, payable monthly, in advance, commencing on the Rent Commencement Date and continuing on the first day of each calendar month thereafter for the succeeding months during the balance of the Initial Term in accordance with the following schedule:

Time Period	Monthly Rent
Rent Commencement Date through 36th Month	$41,850.00

37th Month through 60th Month	$45.616.00

61st Month through 96th Month	$48,353.49

97th Month through 120th Month	$52,705.30

The rent provided for in this Section 3.1 is hereinafter called the "Basic Rent."

17.2   Basic Rent Adjustment. If the Initial Term of this Lease does not commence on the first day of a calendar month or end on the last day of a calendar month, the installment of Basic Rent for the partial calendar month at the commencement or the termination of the term shall be prorated on the basis of the number of days within such calendar month.

17.3   Additional Rent. The Basic Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Basic Rent specified in Section 3.1 in each year of the term of this Lease and that all impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises (excepting only Landlord's portion of the proration of real estate taxes and special assessments for the first and last years of the term of this Lease referred to in Section 5.1, certain taxes of Landlord referred to in the last sentence of Section 5.3 of this Lease, Landlord's obligations set forth in Section 8.1, and Landlord's costs to comply with its obligations under the Lease and the Construction Warranty described in Section 21.2) which may arise or become due during the term or by reason of events occurring during the term of this Lease shall be paid or discharged by Tenant when and as due. In the event Tenant fails to pay or discharge any imposition, insurance premium, utility charge, maintenance repair or replacement expense which it is obligated to pay or discharge, Landlord may, but shall not be obligated to pay the same, after giving Tenant ten business days' prior written notice and an opportunity to cure, and in that event Tenant shall reimburse Landlord therefor within 30 days of invoice and pay the same as additional rent (all such items being sometimes hereinafter collectively referred to as "Additional Rent"), and Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with Laws, and all other costs, fees, charges, expenses, reimbursements and obligations above referred to.

17.4   Delinquent Payments. Except as expressly set forth in this Lease, all payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten days thereafter shall bear interest at an annual rate equal to two percentage points per annum in excess of the published "prime rate" or "base rate" of interest charged by Norwest Bank Minneapolis, N.A. (or similar institution if said Bank shall cease to exist or to publish such a prime rate) from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the "Maximum Rate of Interest."

In addition, any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due and which remain unpaid ten days thereafter shall be subject to a late payment fee of five (5%) of the unpaid amount.

17.5   Independent Obligations. Except as expressly set forth in this Lease, the covenants and obligations of Tenant to pay Basic Rent and Additional Rent hereunder shall be independent from any obligations, warranties or representations, express or implied, if any, of Landlord herein contained.

17.6   Security Deposit. Contemporaneously with the execution hereof, Tenant shall pay to Landlord the sum of ninety-four thousand five hundred fifty-five and No/100 Dollars ($94,555.00) (the "Security Deposit"). The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of Basic Rent or Additional Rent or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to make good any arrearages of Basic Rent, Additional Rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. So long as no Event of Default occurs, Landlord shall return one-half of the Security Deposit to Tenant after the end of the fifth year of the Term. Provided there exists no Event of Default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon expiration or earlier termination of this Lease. If Landlord transfers its interest in the Demised Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

17.7   Letter of Credit. As an alternative to providing the Security Deposit described in Section 3.6, Tenant may provide a Letter of Credit if the Letter of Credit is provided in strict accordance with the provisions of this Section 3.7.

3.7.1 Definitions. For purposes of this Section 3.7, the following terms shall have the following definitions:

3.7.1.1 "Draw Event" means each of the following events:

17.7.1  the occurrence of any one or more of the following: (i) Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within 60 days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession not being restored to Tenant within 60 days, or (v) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within 60 days; or

17.7.2  the failure of Tenant, not less than 60 days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, at the reduced amount, if any, applicable under Section 3.7.2, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, and, except as expressly provided in Section 3.7.2, will otherwise meet all of the requirements of the initial Letter of Credit under this Section 3.7, which failure will be an Event of Default under this Lease; or

17.7.3  the failure of Tenant to make any payment of Basic Rent, of any monthly installment of Tenant's Share of Expenses or of any other Additional Rent monetary obligation within the time periods required by this Lease; or

17.7.4  the occurrence of any other Event of Default under this Lease.

3.7.1.2 "Draw Proceeds" means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

3.7.1.3 "L/C Bank" means US Bank, or another United States bank which is acceptable to Landlord, in Landlord's sole and absolute discretion, which has a branch office located in Portland, Oregon.

3.7.1.4 "Letter of Credit" means that certain one-year irrevocable letter of credit, in the amount of $94,555.00, issued by the L/C Bank, as required under Section 3.7.2 and, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be in substantially the same form as attached EXHIBIT "D."

3.7.2 Amount of Letter of Credit; Permitted Reductions. If Tenant does not deliver the Security Deposit, then upon execution of this Lease, Tenant shall cause the Letter of Credit, in the amount of $94,955.00, to be issued by the L/C Bank in favor of Landlord, and its successors, assigns and transferees. Tenant shall cause the Letter of Credit to remain in full force and effect during the entire Term, in accordance with this Section 3.7. The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Section 3.7. Subject to this Section 3.7, but anything else in this Lease to the contrary notwithstanding, all of Tenant's rights and all of Landlord's obligations under this Lease are strictly contingent on Tenant's causing the Letter of Credit to remain in full force and effect during the entire Term; provided, however, that so long as there has not occurred any Event of Default or Draw Event, the amount of the Letter of Credit may be reduced after the end of the fifth year of the Term of this Lease, by an amount equal to $47,277.50.

3.7.3 Letter of Credit Draw Events; Payment and Holding of Draw Proceeds. Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events, Landlord will have the unconditional right to draw on the Letter of Credit, in the full amount thereof or in any lesser amount or amounts as Landlord may determine, in its sole and absolute discretion, in accordance with this Section 3.7. Upon the payment to Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, and as security for the performance by Tenant of Tenant's covenants and obligations (theretofore or thereafter arising) under this Lease, and will be entitled to use and apply any and all of the Draw Proceeds from time to time solely to compensate Landlord hereunder. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Basic Rent or Additional Rent or a measure of Landlord's damages resulting from any Event of Default hereunder (past, present or future). Further, immediately upon the occurrence of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Basic Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default. Any delays in Landlord's draw on the Letter of Credit or in Landlord's use of the Draw Proceeds as provided in this Section 3.7 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds, Tenant will pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application. Under no circumstances will Landlord be liable for any indirect, consequential, special or punitive damages incurred by Tenant in connection with any draw by Landlord of any Draw Proceeds, Landlord's liability being limited to the reimbursement of costs and expenses as and to the extent expressly provided in this Section 3.7. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Events of Default hereunder, Tenant will then be entitled to the return of any remaining unapplied balance of the Draw Proceeds then held by Landlord, and the Letter of Credit itself (if and to the extent not previously drawn in full).

3.7.4. Restrictions on Tenant Actions; Waiver of Rights. Notwithstanding any contrary term or provision of this Lease, Tenant will not take any action, or cause or permit any person or entity to take any action, and Tenant hereby irrevocably waives any and all rights which it may otherwise have at law or in equity, to enjoin, interfere with, restrict or limit, in any way whatsoever, any demand or draw by Landlord or any payment to Landlord under the Letter of Credit. If Tenant, or any person or entity on Tenant's behalf or at Tenant's discretion, brings any proceeding or action to enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draws, demands or payments under the Letter of Credit, Tenant will be liable for any and all direct, indirect, consequential, special and punitive damages resulting therefrom or arising in connection therewith, including, without limitation, attorneys' fees and costs.

3.7.5. Transferability. If Landlord transfers its interest in the Demised Premises, or any portion thereof, during the Term, Landlord may assign or transfer the Letter of Credit and any and all Draw Proceeds then held by Landlord to the transferee and thereafter will have no further liability with respect to the Letter of Credit or the Draw Proceeds, including, without limitation, any liability for the return of the Letter of Credit. Tenant will be solely responsible for any and all fees or costs (whether payable to the L/C Bank or otherwise) in order to effect such assignment or transfer of the Letter of Credit, and any failure by Tenant to pay the same will not affect the transferability thereof.

18.
USE OF DEMISED PREMISES

18.1   Permitted Use. The Demised Premises including all buildings or other improvements hereafter erected upon the same shall be used for manufacturing, heavy industrial and related uses, office, storage, shipping, clean rooms, and for no other use except as first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation or other Law applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or cause the value of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste or would violate any Hazardous Materials Laws (as defined in Section 9.5), and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

18.2   Preservation of Demised Premises. Tenant shall not use, suffer, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might impair Landlord's title to the Demised Premises, or any portion thereof, or in such manner as is likely to cause a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

18.3   Acceptance of Demised Premises. Except as provided in Section 21.2 of this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Demised Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose and Tenant accepts the Demised Premises in an "as is" condition. Tenant shall comply with the Permitted Encumbrances and any other recorded covenants, easements, conditions, and restrictions affecting the Demised Premises and the Building which are recorded during the Lease Term and which are approved by Tenant, which approval shall not be unreasonably withheld or delayed.

19.
PAYMENT OF TAXES, ASSESSMENTS, ETC.

19.1   Payment of Impositions. Tenant covenants and agrees to pay during the term of this Lease, commencing on the Rent Commencement Date, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Beginning on the Rent Commencement Date, Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the term of this Lease shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises, or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of Tenant, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease beginning on the Rent Commencement Date. Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the Rent Commencement Date and after the termination date of the term of this Lease. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease. Landlord shall pay all real estate taxes which are payable prior to the Rent Commencement Date. Provisions herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year the term commences and the year in which the term ends which the number of days in said year not within the term of this Lease bears to 365, and Tenant shall pay the balance of said real estate taxes and installments of special assessments during said years.

19.2   Tenant's Right to Contest Impositions. Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 5.l hereof, Tenant may postpone or defer payment of such Imposition if neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 5.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such reasonable conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such reasonable fees (including reasonable attorney's fees), costs and expenses within 30 days of invoice, to make reimbursement to Landlord for such payment.

19.3   Levies and Other Taxes. If, at any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Basic Rent or Additional Rent, or on the Demised Premises or on the value of the Demised Premises, or any portion thereof, a capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

19.4   Evidence of Payment. Upon Landlord's request, Tenant covenants to furnish Landlord, within 30 days after the date upon which any Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same.

19.5   Escrow for Taxes and Assessments. At Landlord's written demand after any Event of Default and for as long as such Event of Default is uncured, Tenant shall pay to Landlord the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises. From time to time Landlord may re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section 5.5 shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. Payment by Tenant of real estate taxes and assessments under this section shall be considered as performance of such obligation under the provisions of Section 5.1 hereof.

19.6   Landlord's Right to Contest Impositions. In addition to the right of Tenant under Section 5.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord's expense, provided, however, that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Impositions, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Impositions.

20.
INSURANCE

20.1   Tenant's Insurance Obligations. Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the term of this Lease, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises naming the Landlord, as an additional insured, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Demised Premises are in a designated flood or flood insurance area; (d) loss for damage by earthquake if the Demised Premises are located in an earthquake-prone area; (e) loss from so-called explosion, collapse and underground hazards; and (f) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. At all times, such insurance coverage shall be in an amount equal to l00% of the then "full replacement cost" of the Improvements. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense. For the period prior to the date when full or partial rental commences hereunder Landlord, at its sole cost and expense, shall maintain in full force and effect, on a completed value basis, insurance coverage on the Building on Builder's Risk or other comparable coverage.

20.2   Insurance Coverage. During the term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect the following insurance coverage:

20.2.1  Comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis. Any such insurance obtained and maintained by Tenant shall name Landlord as an additional insured therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's obligations under Section 20.3 of this Lease.

20.2.2  Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Building contains a boiler or other pressure vessel or pressure pipes. Landlord shall be named as an additional insured in such policy or policies of insurance.

20.2.3  Such other insurance and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Demised Premises.

The insurance set forth in this Section 6.2 shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord. Landlord agrees not to change such limits more often than once every seven years and only if commercially reasonable.

20.3   Insurance Provisions. All policies of insurance required by Section 6.l shall provide that the proceeds thereof shall be payable to Landlord and if Landlord so requests shall also be payable to any contract purchaser of the Demised Premises and the holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1 hereof, unless Landlord is named therein as an additional insured with loss payable as in said Section 6.l provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same.

Each policy required under this Article VI shall have attached thereto (a) an endorsement that such policy shall not be cancelled or materially changed without at least 15 days prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant except for arson committed by Landlord. All policies of insurance shall be written in companies reasonably satisfactory to Landlord and licensed in the state in which the Demised Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the term and prior to expiration of such policy, new certificates of insurance, shall be delivered to Landlord not less than 20 days prior to the expiration of the then current policy term.

20.4   Waiver of Subrogation. Tenant shall cause to be inserted in the policy or policies of insurance required by this Section 6.1 hereof a so-called "Waiver of Subrogation Clause" as to Landlord. Tenant hereby waives, releases and discharges Landlord, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Section 6.1 or actually carried whether or not required by this Lease, notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss. Landlord hereby waives, releases and discharges Tenant, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction actually paid for by insurance required under this Section 6.1 or actually carried whether or not required by this Lease, notwithstanding that such loss, claim, expense or damage may have been caused by Tenant, its agents or employees, and Landlord agrees to look to the insurance coverage only in the event of such loss so long as Tenant fully insures all such losses, claims, expenses, damage, and destruction as required by this Lease.

20.5   Tenant's Personal Property.Tenant shall bear the risk or maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord. Landlord shall not be responsible for the loss of or damage to any such items.

20.6   Unearned Premiums. Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of Article XIII hereof, be payable to Tenant, provided that Tenant shall not then be in an Event of Default.

20.7   Blanket Insurance Coverage. Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy or policies (certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall (a) specify therein the amounts thereof exclusively allocated to the Demised Premises or Tenant shall furnish Landlord and the holder of any fee mortgage with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises, and (b) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article VI.

21.
UTILITIES

21.1   Payment of Utilities. From and after the Rent Commencement Date, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to the Rent Commencement Date, Tenant shall pay for all utilities or services at the Demised Premises used by it or its agents, employees or contractors as reasonably allocated by Landlord.

21.2   Additional Charges. In the event that any charge or fee is required after the Commencement Date by the state in which the Demised Premises are located, or by any agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section 7.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Demised Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utility services. In the event that Landlord has paid any such charge or fee after the Commencement Date, Tenant shall reimburse Landlord for such utility charge within 30 days of invoice. Nothing contained in this Section 7.2 shall be construed to relieve Landlord of the obligation to finish Landlord's Improvements described in Exhibit "C."

22.
REPAIRS

22.1   Tenant's Repairs. Save and except for the one-year guaranty against defective materials and workmanship or other guaranties provided for in Section 2.4 hereof, and the completion of incomplete items provided for in Section 2.5 hereof, Tenant, at its sole cost and expense, throughout the term of this Lease, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), and shall keep the same in good order, condition and repair, and irrespective of such guaranty shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article VIII, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments; provided, however, if (a) Tenant properly, regularly, and continuously maintains the roof, Building, foundation, and load-bearing walls in good condition, (b) the roof structure or the structural elements of the foundation, exterior walls, or load-bearing walls (each a "Structural Item") fail, or otherwise require replacement, and (c) such failure or need is not due to Tenant's use, Tenant's alterations, or casualty, then Landlord agrees to replace the Structural Item as necessary. The costs, fees and expenses of any such replacement (each a "Replacement Cost") shall be amortized on a straight-line basis over the useful life of the replaced item, as reasonably determined by Landlord, using applicable guidelines provided by GAAP, taking into account interest at the rate of 8% per annum. Tenant shall pay Landlord equal monthly payments of the monthly amortized amount of the Replacement Cost, with interest as provided in this Section, beginning 30 days after Landlord's invoice and continuing on the first day of each calendar month thereafter throughout the Term of the Lease, as it may be extended. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

22.2   Maintenance. Tenant, at its sole cost and expense, shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, spur tracks, parking areas, loading areas, landscaped areas, entrances and passageways in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways, and keep all portions of the Demised Premises, including areas appurtenant thereto, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions.

22.3   Tenant's Waiver of Claims Against Landlord. Except as expressly set forth in Section 8.1 and Section 21.2 of this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense except as expressly provided in Section 16.2.

22.4   Prohibition Against Waste. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

22.5   Landlord's Right to Effect Repairs. If Tenant should fail to perform any of its obligations under this Article VIII, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repairs and maintenance after giving Tenant ten business days' prior written notice. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable, on demand, together with interest thereon at the Maximum Rate of Interest from the date of each such expenditure by Landlord to the date of repayment by Tenant.

22.6   Misuse or Neglect. Tenant shall be responsible for all repairs to the Building which are made necessary by any misuse or neglect by: (i) Tenant or any of its officers, agents, employees, contractors, licensees, or subtenants; or (ii) any visitors, patrons, guests, or invitees of Tenant or its subtenant while in or upon the Demised Premises.

23.
COMPLIANCE WITH LAWS AND ORDINANCES

23.1   Compliance with Laws and Ordinances. Landlord's Improvements and Tenant's Improvements (collectively, the "Initial Improvements") and Landlord's replacements made pursuant to Section 8.1 shall be constructed in accordance with the applicable building code and all other applicable laws, codes, rules, and regulations, as they are interpreted and enforced by the governmental bodies having jurisdiction thereof as of the date of Landlord's building permit for Landlord's Improvements. Tenant shall, throughout the term of this Lease, and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or exercising authority with respect to the use or manner of use of the Demised Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof.

23.2   Compliance with Permitted Encumbrances. Tenant, at its sole cost and expense, shall comply with the Permitted Encumbrances and all agreements, contracts, easements, restrictions, reservations or covenants, if any, hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article VI hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises.

23.3   Tenant's Obligations. Notwithstanding that it may be usual and customary for Landlord to assume responsibility and performance of any or all of the obligations set forth in this Article IX, and notwithstanding any order, rule or regulation directed to Landlord to perform, Tenant hereby assumes such obligations because, by nature of this Lease, the rents and income derived from this Lease by Landlord are net rentals not to be diminished by any expense incident to the ownership, occupancy, use, leasing, or possession of the Demised Premises or any portion thereof.

23.4   Tenant's Right to Contest Laws and Ordinances. After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article IX in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if compliance with the terms of any such law or ordinance pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (a) prosecutes the contest with due diligence and in good faith, and (b) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever.

If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorney's fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises unless Tenant pays such cost, charge, expense, or penalty.

23.5   Compliance with Hazardous Materials Laws. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials"). Upon execution and delivery of this Lease, Tenant shall execute and deliver to Landlord the questionnaire attached as Exhibit "F" to this Lease.

Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Demised Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials to be removed from the Demised Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations to the extent imposed upon Tenant by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the term of this Lease by Tenant) to be removed from the Demised Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Demised Premises or in any Improvements situated on the Land, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the Demised Premises or the Landlord's Improvements on the Land without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, at the expiration of the term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Demised Premises during the term of this Lease and which contain, have contained or are contaminated with, Hazardous Materials.

Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any claim made or threatened by any person against Landlord, or the Demised Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Demised Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

23.6   Hazardous Materials Representation by Landlord. To the best of Landlord's actual and present knowledge, no Hazardous Materials exist or are located on or in the Demised Premises, except as may be disclosed in that certain environmental site assessment prepared by Terra Associates, Inc., dated December 21, 1998 (the "Environmental Report"). Further, Landlord represents to Tenant that, to the best of its knowledge, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Demised Premises, except in accordance with Hazardous Materials Laws. Landlord agrees to arrange for either the Environmental Report to be updated or another level one or level two environmental assessment of the Demised Premises to be performed between the date of execution of this Lease and the Commencement Date, at Landlord's sole cost and expense, and to provide a copy thereof to Tenant.

23.7   Cost of Compliance with Hazardous Materials Laws. Provisions of Sections 9.5 and 9.6 notwithstanding, Tenant shall be responsible only for that part of the cost of compliance with Hazardous Materials Laws which relates to a breach by Tenant of the covenants contained in this Lease to be kept and performed by Tenant, including but not limited to the covenants contained in Section 9.5. Landlord shall be responsible only for that part of the cost of compliance with Hazardous Materials Laws which relates to a breach by Landlord of the covenants contained in this Lease, including but not limited to the covenants contained in Section 9.6.

23.8   Discovery of Hazardous Materials. In the event (a) Hazardous Materials are discovered upon the Demised Premises, (b) Landlord has been given written notice of the discovery of such Hazardous Materials, and (c) pursuant to the provisions of Section 9.7, neither Landlord nor Tenant is obligated to pay the cost of compliance with Hazardous Materials Laws, then and in that event Landlord may voluntarily but shall not be obligated to agree with Tenant to take all action necessary to bring the Demised Premises into compliance with Hazardous Materials Laws at Landlord's sole cost. In the event Landlord fails to notify Tenant in writing within 30 days of the notice to Landlord of the discovery of such Hazardous Materials that Landlord intends to voluntarily take such action as is necessary to bring the Demised Premises into compliance with Hazardous Materials Laws, then Tenant may, (i) bring the Demised Premises into compliance with Hazardous Materials Laws at Tenant's sole cost or (ii) provided such Hazardous Materials endanger persons or property in, on, or about the Demised Premises or interfere with Tenant's use of the Demised Premises, terminate the Lease on a date not less than 90 days following written notice of such intent to terminate.

23.9   Indemnification. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Demised Premises or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Demised Premises to the extent caused by Tenant whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease. For purposes of the indemnity provided herein, any acts or omissions of Tenant, or its employees, agents, customers, sub-lessees, assignees, contractors or sub-contractors of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

23.10   Environmental Audits. Upon request by Landlord during the term of this Lease, prior to the exercise of any renewal term and/or prior to vacating the Demised Premises, Tenant shall undertake and submit to Landlord an environmental audit from an environmental company reasonably acceptable to Landlord which audit shall evidence Tenant's compliance with this Article IX.

23.11   Acts or Omissions Regarding Hazardous Materials. For purposes of the covenants and agreements contained in Sections 9.5 through 9.10, inclusive, any acts or omissions of Tenant, its employees, agents, customers, sublessees, assignees, contractors or sub-contractors (except Opus Northwest, L.L.C., Landlord and their sub-contractors providing the Initial Improvements) shall be strictly attributable to Tenant; any acts or omissions of Landlord, its employees, agents, customers, assignees, contractors or sub-contractors shall be strictly attributable to Landlord.

23.12   Survival. The respective rights and obligations of Landlord and Tenant under this Article IX shall survive the expiration or earlier termination of this Lease.

24.
MECHANIC'S LIENS AND OTHER LIENS

24.1   Freedom from Liens. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record or bonded off, as permitted by statute, on or before the later of (a) 30 days after the date of filing the same or (b) 15 days after Tenant's receipt of notice of the same. If Tenant shall fail to discharge or bond off such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after five days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Section 3.4 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien. Tenant may obtain financing of its acquisition of its trade fixtures and equipment. Landlord agrees to subordinate its landlord's lien to the rights of the lender using a form reasonably acceptable to Landlord.

All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

24.2   Landlord's Indemnification.  The provisions of Section 10.1 above shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord's obligations to construct the Initial Improvements required by the provisions of Article II or Landlord's repair obligations in Section 8.1 and Section 21.2 hereof, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

24.3   Removal of Liens.  Except as otherwise provided for in this Article X, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

25.
INTENT OF PARTIES

25.1   Net Lease.  Landlord and Tenant do each state and represent that it is the intention of each of them that this Lease be interpreted and construed as an absolute net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff except as expressly set forth in this Lease, and the obligations of Tenant shall not be affected by reason of damage to or destruction of the Demised Premises from whatever cause (except as provided for in Section 9.8 and Section 13.6 hereof); nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article XIV hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that (a) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease; (b) all costs or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease, shall be paid by Tenant and all provisions of this Lease are to be interpreted and construed in light of the intention expressed in this Section 11.1; (c) the Basic Rent specified in Section 3.1 shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Basic Rent specified in Section 3.1 in each year during the term of this Lease (unless extended or renewed at a different Basic Rent); (d) all Impositions, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent; and (e) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such costs, fees, charges, expenses, reimbursements and obligations, any interest thereon.

25.2   Payment by Landlord.  If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article V, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Article VI, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after ten business days' prior written notice (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (a) pay any Imposition payable by Tenant pursuant to the provisions of Article V; (b) take out, pay for and maintain any of the insurance policies provided for in this Lease; or (c) make any other payment or perform any other act on Tenant's part to be paid or performed as in this Lease provided, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant in this Lease contained.

25.3   Interest on Unpaid Amounts.  If Tenant shall fail to perform any act required of it within ten business days after written notice to Tenant, Landlord may perform the same, but shall not be required to do so, in such manner and to such extent as Landlord may deem necessary or desirable, and in exercising any such right to employ counsel and to pay necessary and incidental costs and expenses, including reasonable attorney's fees. All sums so paid by Landlord and all necessary and incidental costs and expenses, including reasonable attorneys fees, in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of interest provided for in Section 3.4 hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Basic Rent. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit, including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Demised Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

26.
DEFAULTS OF TENANT

26.1   Event of Default.  If any one or more of the following events (in this Article sometimes called "Events of Default") shall happen:

26.1.1  If default shall be made by Tenant, by operation of law or otherwise, under the provisions of Article XV hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Demised Premises;

26.1.2  If default shall be made in the due and punctual payment of any Basic Rent or Additional Rent payable under this Lease or in the payment of any obligation to be paid by Tenant, when and as the same shall become due and payable, and such default shall continue for a period of ten days after written notice thereof given by Landlord to Tenant;

26.1.3  If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than those referred to in Subparagraphs (a) and (b) of this Section 12.1, which does not expose Landlord to criminal liability, and such default shall continue for a period of 30 days after written notice thereof given by Landlord to Tenant, or in the case of such a default or contingency which cannot with due diligence and in good faith be cured within 30 days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith, it being intended that in connection with a default which does not expose Landlord to criminal liability, not susceptible of being cured with due diligence and in good faith within 30 days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be necessary for the curing thereof promptly with due diligence and in good faith;

26.1.4  If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than those referred to in Subparagraphs (a), (b) and (c) of this Section 12.1, and which exposes Landlord to criminal liability, and such default shall continue after written notice thereof given by Landlord to Tenant, and Tenant fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with all due diligence, it being intended that in connection with a default which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith;

then, and in any such event, Landlord, at any time thereafter during the continuance of any such Event of Default, may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the terms hereby demised shall terminate on the date specified in such notice, and upon the date specified in such notice this Lease and the terms hereby demised, and all rights of Tenant under this Lease, including all rights of renewal whether exercised or not, shall terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

26.2   Surrender of Demised Premises.  Upon any expiration or termination of this Lease, Tenant shall quit and peaceably surrender the Demised Premises, and all portions thereof, to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter upon and reenter the Demised Premises, and all portions thereof, and possess and repossess itself thereof, by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, and all portions thereof, and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

26.3   Reletting by Landlord.  At any time, or from time to time after any such expiration or termination, Landlord may relet the Demised Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting; provided, however, that Landlord agrees to use commercially reasonable efforts to mitigate its damages as required by law.

26.4   Survival of Tenant's Obligations.  No such termination of this Lease shall relieve Tenant of its liabilities and obligations under this Lease (as if this Lease had not been so terminated), and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the Demised Premises, or any portion thereof, shall have been relet, Tenant shall pay to Landlord a sum equal to the Basic Rent, and the Additional Rent and any other charges required to be paid by Tenant, up to the time of such termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default:

26.4.1  The equivalent of the amount of the Basic Rent and Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

26.4.2  The net proceeds of any reletting effected pursuant to the provisions of Section 12.3 hereof after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation of the Demised Premises, or any portion thereof, for such reletting.

Tenant shall pay such current damages in the amount determined in accordance with the terms of this Section 12.4, as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Basic Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

26.5   Damages.  At any time after an Event of Default and termination of this Lease, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 12.4, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default, an amount equal to the difference between the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Demised Premises for the same period. In the computation of present worth, a discount at the rate of 6% per annum shall be employed. If the Demised Premises, or any portion thereof, be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained or contained in Section 12.4 shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

26.6   No Waiver.  No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

26.7   Landlord's Remedies.  In the event of any breach or threatened breach by Tenant of any of the terms contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease. Each remedy or right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

26.8   Bankruptcy.  If, during the term of this Lease, (a) Tenant shall make an assignment for the benefit of creditors, (b) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (c) a receiver be appointed for the property of Tenant, or (d) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant, the occurrence of any such contingency shall be deemed a breach of the Lease and this Lease shall, ipso facto upon the happening of any of said contingencies, be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the term, and Tenant will then quit and surrender the Demised Premises, but Tenant shall remain liable as hereinafter provided. Notwithstanding other provisions of this Lease, or any present or future law, Landlord shall be entitled to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all rent and other charges unpaid at the date of such termination) as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination represents the difference between the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges payable by Tenant hereunder that would have accrued for the balance of the term of this Lease (assuming this Lease had not been so terminated), over the then present worth of the aggregate fair market rent of the Demised Premises for the balance of such period, unless any statute or rule of law covering the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for damages by reason of such breach and termination of this Lease the maximum amount which may be allowed by or under any such statute or rule of law without prejudice to any rights of Landlord against any guarantor of Tenant's obligations herein. In the computation of present worth, a discount rate of 6% per annum shall be employed. Nothing contained herein shall limit or prejudice Landlord's right to prove and obtain as damages arising out of such breach and termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the excess of the present value of the rent and other charges required herein over the present value of the fair market rents referred to above. Specified remedies to which Landlord may resort under the terms of this Section l2.8 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled.

26.9   Waiver by Tenant.  Tenant hereby expressly waives, so far as permitted by law, any and all right of redemption or reentry or repossession or to revive the validity and existence of this Lease in the event that Tenant shall be dispossessed by a judgment or by order of any court having jurisdiction over the Demised Premises or the interpretation of this Lease or in case of entry, reentry or repossession by Landlord or in case of any expiration or termination of this Lease.

27.
DESTRUCTION AND RESTORATION

27.1   Destruction and Restoration.  Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date of the term of this Lease, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article XIX hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of Section 13.2 and Article XIX hereof. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered by Landlord and held by Landlord and Tenant as co-trustees is reasonably deemed insufficient by Landlord to complete the Restoration of such improvements (exclusive of Tenant's personal property and trade fixtures which shall be restored, repaired or rebuilt out of Tenant's separate funds), Tenant shall, upon request of Landlord, deposit with Landlord and Tenant, as co-trustees a cash deposit equal to the reasonable estimate of the amount necessary to complete the Restoration of such improvements less the amount of such insurance proceeds available.

27.2   Application of Insurance Proceeds.  All insurance moneys recovered by Landlord and held by Landlord and Tenant as co-trustees on account of such damage or destruction, less the costs, if any, to Landlord to recover such funds, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses upon the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects, or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, or is justly required to reimburse Tenant for any expenditures made by Tenant in connection with such Restoration, and when added to all sums previously paid out by Landlord does not exceed the value of the Restoration performed to the date of such certificate by all of said parties; (b) except for the amount, if any, stated in such certificates to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration, which, if unpaid, might become the basis of a mechanic's lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (c) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance moneys, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate.

Tenant shall furnish Landlord at the time of any such payment with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration. Landlord and Tenant as co-trustees shall not be required to pay out any insurance moneys where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. If the insurance moneys in the hands of Landlord and Tenant as co-trustees, and such other sums, if any, deposited with Landlord and Tenant as co-trustees pursuant to Section 13.1 hereof, shall be insufficient to pay the entire costs of the Restoration, Tenant agrees to pay any deficiency within 30 days of demand. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord shall, within a reasonable period of time thereafter, turn over to Tenant all insurance moneys or other moneys then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damaged or destroyed Building and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Section 13.1 and Article XIX hereof.

27.3   Continuance of Tenant's Obligations.  Except as provided for in Section 13.6, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

27.4   Availability of Insurance Proceeds.  To the extent that any insurance moneys which would otherwise be payable to Landlord and used in the Restoration of the damaged or destroyed improvements are paid to any mortgagee of Landlord and applied in payment of or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord may make available, for the purpose of Restoration of such improvements, an amount equal to the amount payable to its mortgagee out of such proceeds and in such event, such sum shall be applied in the manner provided in Section 13.2 hereof.

27.5   Completion of Restoration.  The foregoing provisions of this Article XIII apply only to damage or destruction of the Improvements by fire, casualty or other cause occurring after the Commencement Date. Any such damage or destruction occurring prior to such time shall be restored, repaired, replaced and rebuilt by Landlord and during such period of construction Landlord shall obtain and maintain the builder's risk insurance coverage referred to in Section 6.1 hereof. All moneys received by Landlord under its builder's risk insurance coverage shall be applied by Landlord to complete the Restoration of such damage or destruction and if such insurance proceeds are insufficient Landlord shall provide all additional funds necessary to complete the Restoration of the Improvements.

27.6   Termination of Lease.  If, within two years prior to the expiration of the term of this Lease, the Improvements shall be destroyed or damaged to such an extent that the Restoration thereof will cost an amount in excess of Five Hundred Thousand Dollars ($500,000.00) over and above the net proceeds of the insurance required to be and maintained by Tenant (to be collected by Landlord and Tenant as co-trustees), hereinafter referred to as the "Excess Funds," and Tenant shall be unable or unwilling to expend out of its own funds such Excess Funds for the purpose of Restoration of such damage or destruction for occupancy by Tenant, Tenant shall, with reasonable promptness, notify Landlord, in writing, of such fact, which notice shall be accompanied by a detailed statement of the nature and extent of such damage or destruction and detailed estimates of the total cost of Restoration. Within 30 days after the giving of such notice, Landlord shall notify Tenant either that (a) it will furnish, at its sole cost and expense, the Excess Funds which are necessarily required in connection with the Restoration (to be disbursed in conformity with the requirements of Section 13.2 and Article XIX hereof), or (b) it is unwilling to expend the Excess Funds for such purpose. Failure to give such notice within such 30-day period shall be deemed an election by Landlord not to make such expenditure. In the event that Landlord elects not to expend the Excess Funds, as aforesaid, then Tenant shall have the option, within 15 days after the expiration of said 30-day period, to terminate this Lease and surrender the Demised Premises to Landlord by a notice, in writing, addressed to Landlord, specifying such election accompanied by Tenant's payment of the balance of the Basic Rent and Additional Rent and other charges hereafter specified in this Section 13.6. Upon the giving of such notice and the payment of such amounts, the term of this Lease shall cease and come to an end on a day to be specified in Tenant's notice, which date shall not be more than 30 days after the date of delivery of such notice by Tenant to Landlord. Tenant shall accompany such notice with its payment of all Basic Rent and Additional Rent and other charges payable by Tenant hereunder, justly apportioned to the date of such termination. In such event Landlord shall be entitled to the proceeds of all insurance required to be carried by Tenant hereunder and Tenant shall execute all documents reasonably requested by Landlord to allow such proceeds to be paid to Landlord.

28.
CONDEMNATION

28.1   Condemnation of Entire Demised Premises.  If, during the term of this Lease, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings and Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease. Tenant may, however, make a separate claim not payable out of Landlord's award for Tenant's lost trade fixtures and its moving expenses, as permitted by law.

In any taking of the Demised Premises, or any portion thereof, whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided for in Section l4.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.

28.2   Partial Condemnation/Termination of Lease.  If, during the Initial Term of this Lease, or any extension or renewal thereof, less than the entire Demised Premises, but more than 15% of the floor area of the Building, or more than 25% of the land area of the Demised Premises, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises (or any substitute space securable by Tenant pursuant to clause [b] hereof) and (b) Tenant cannot construct or secure substantially similar space to the space so taken, on the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than 60 days after the date of vesting of title in such Proceedings, and shall specify a date not more than 60 days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease is terminated as in this Section 14.2 provided, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Section 14.1. The right of Tenant to terminate this Lease, as in this Section 14.2 provided, shall be exercisable only upon condition that no Event of Default then exists. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 14.3 hereof.

28.3   Partial Condemnation/Continuation of Lease.  If 15%, or less, of the floor area of the Building, or 25%, or less, of the land area of the Demised Premises, shall be taken in such Proceedings, or if more than 15% of the floor area of the Building or more than 25% of the land area of the Demised Premises is taken (but less than the entire Demised Premises), and this Lease is not terminated as in Section 14.2 hereof provided, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof except as otherwise provided in Section 14.1. Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Section 14.1. The net amount of the award (after deduction of all costs and expenses, including attorneys' fees, incurred in connection with recovery of the award), shall be held by Landlord and Tenant as co-trustees and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees, incurred in connection with recovery of the award) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings for physical damage to the Improvements as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall deposit with Landlord and Tenant as co-trustees such additional sum as may be required upon the written request of Landlord. The provisions and conditions in Article XIX applicable to changes and alterations shall apply to Tenant's obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord and Tenant as co-trustees agree in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings for physical damage to the Improvements as a result of such taking to the costs of such restoration work thereof and the said net award for physical damage to the Improvements as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by a certificate of the architect or the registered professional engineer in charge of the restoration work stating that (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons, firms or corporations furnishing or supplying work, labor, services or materials for such restoration work or as is justly required to reimburse Tenant for expenditures made by Tenant in connection with such restoration work, and when added to all sums previously paid out by Landlord and Tenant as co-trustees does not exceed the value of the restoration work performed to the date of such certificate; and (b) the net amount of any such award for physical damage to the Improvements as a result of such taking remaining in the hands of Landlord, together with the sums, if any, deposited by Tenant with Landlord and Tenant as co-trustees pursuant to the provisions hereof, will be sufficient upon the completion of such restoration work to pay for the same in full. If payment of the award for physical damage to the Improvements as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses (except in the event of an appeal of the award by Landlord), Tenant shall, nevertheless, perform and fully pay for such work without delay (except such delays as are referred to in Article XIX hereof), and payment of the amount to which Tenant may be entitled shall thereafter be made by Landlord out of the net award for physical damage to the Improvements as a result of such taking as and when payment of such award is received by Landlord. If Landlord appeals an award and payment of the award is delayed pending appeal Tenant shall, nevertheless, perform and fully pay for such work without delay (except such delays as are referred to in Article XIX hereof), and payment of the amount to which Tenant would have been entitled had Landlord not appealed the award (in an amount not to exceed the net award prior to such appeal) shall be made by Landlord to Tenant as restoration progresses pursuant to this Section 14.3. In which event Landlord shall be entitled to retain an amount equal to the sum disbursed to Tenant pursuant to the preceding sentence out of the net award as and when payment of such award is received by Landlord. Tenant shall also furnish Landlord and Tenant as co-trustees with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work, and that no liens have been filed against the Demised Premises, or any portion thereof. Landlord and Tenant as co-trustees shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises, or any portion thereof. Upon completion of the restoration work and payment in full therefor by Tenant, and upon submission of proof reasonably satisfactory to Landlord that the restoration work has been paid for in full and that the Improvements have been restored or rebuilt to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease, Landlord and Tenant as co-trustees shall pay over to Tenant any portion of the cash deposit furnished by Tenant then remaining. To the extent that any award, damages or compensation which would otherwise be payable to Landlord and applied to the payment of the cost of restoration of the Improvements is paid to any mortgagee of Landlord and applied in payment or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available for the use of Tenant, in connection with the payment of the cost of restoring the Improvements an amount equal to the amount of such net award payable to the mortgagee. From and after the date of delivery of possession to the condemning authority pursuant to the Proceedings, a just and proportionate part of the Basic Rent, according to the extent and nature of such taking, shall abate for the remainder of the term of this Lease.

28.4   Continuance of Obligations.  In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Basic Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as provided for in Sections 14.3 and 14.6 hereof in respect to the Demised Premises remaining after such taking.

28.5   Adjustment of Rent.  In the event of a partial taking of the Demised Premises under Section 14.3 hereof, or a partial taking of the Demised Premises under Section 14.2 hereof, followed by Tenant's election not to terminate this Lease, the fixed Basic Rent payable hereunder during the period from and after the date of vesting of title in such Proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Basic Rent provided for herein multiplied by a fraction, the numerator of which is the value of the Demised Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the value of the Demised Premises prior to such taking.

29.
ASSIGNMENT, SUBLETTING, ETC.

29.1   Restriction on Transfer.  Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof, without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld or delayed, provided the following conditions are complied with:

29.1.1  Any assignment of this Lease shall transfer to the assignee all of Tenant's right, title and interest in this Lease and all of Tenant's estate or interest in the Demised Premises.

29.1.2  At the time of any assignment or subletting, and at the time when Tenant requests Landlord's written consent thereto, this Lease must be in full force and effect, without an Event of Default.

29.1.3  Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, shall be sent to Landlord ten days prior to the effective date of such assignment.

29.1.4  In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten days prior to the effective date of such subletting, which sublease shall be in form and content acceptable to Landlord.

29.1.5  Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease, and Tenant-assignor (and the guarantor or guarantors of this Lease, if any) and the assignee or assignees shall continue to be and remain liable under this Lease, as it may be amended from time to time without notice to any assignor of Tenant's interest or to any guarantor.

29.1.6  Each sublease permitted under this Section 15.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

29.1.7  Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including reasonable attorney's fees paid or payable to outside counsel, occasioned by such assignment or subletting not to exceed $1,000.00. Landlord agrees to respond to Tenant's request for consent under this Section 15.1 within 15 days after Landlord's receipt of Tenant's written request.

29.2   Restriction From Further Assignment.  Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease or of Tenant's interest or estate in the Demised Premises, no sublessee shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord's prior written consent in each and every instance which consent shall not be unreasonably withheld or unduly delayed. No such assignment or subleasing shall relieve Tenant from any of Tenant's obligations in this Lease contained.

29.3   Tenant's Failure to Comply.  Tenant's failure to comply with all of the foregoing provisions and conditions of this Article XV shall (whether or not Landlord's consent is required under this Article), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

29.4   Sharing of Excess Rent.  If Landlord consents to Tenant assigning its interest under this Lease or subletting all or any portion of the Demised Premises, Tenant shall pay to Landlord (in addition to Rent and all other amounts payable by Tenant under this Lease) 50 percent of the rents and other considerations payable by such assignee or subtenant in excess of the Rent otherwise payable by Tenant from time to time under this Lease after deducting Tenant's reasonable out-of-pocket reletting costs. For the purposes of this computation, the additional amount payable by Tenant shall be determined by application of the rental rate per square foot for the Demised Premises or any portion thereof sublet. Said additional amount shall be paid to Landlord within 30 days of Tenant's receipt of such Rent or other considerations from the assignee or subtenant.

29.5   Assignment to Affiliates.  So long as there is no Event of Default of the Lease, Tenant shall have the right to assign this Lease to any corporation or other entity which is controlled by, under the control of, or under common control with Tenant, or any corporation into which Tenant may be merged or consolidated, or which purchases all or substantially all of the assets of Tenant (each an "Affiliate of Tenant"); provided, however, (i) Tenant shall not be released from its obligations under this Lease, (ii) Landlord shall be given at least 15 days prior written notice of the assignment, (iii) Landlord shall be given a copy of the document effecting the assignment at least 15 days prior to the date on which the assignment shall occur, and (iv) from and after the date of the assignment, Tenant shall be jointly and severally liable with the Affiliate of Tenant with respect to all obligations of Tenant under this Lease.

29.6  Permitted Subleases. So long as there is no Event of Default of this Lease, Tenant shall have the right to enter into up to three subleases so long as Tenant and each such sublease comply with the obligations of Sections 15.1(d), 15.1(e), and 15.1(f) and so long as Tenant complies strictly with the following conditions: (i) each subtenant must be one of Tenant's suppliers, (ii) the term of each sublease shall not exceed one year and must expire no later than the expiration date of the Lease or on any earlier termination date of the Lease, (iii) the total amount of square footage subject to all subleases, in the aggregate, shall not exceed 30,000 square feet of floor area, and (iv) the permitted use in each sublease shall be for storage only.

30.
SUBORDINATION, NONDISTURBANCE,
NOTICE TO MORTGAGEE AND ATTORNMENT

30.1  Subordination by Tenant. This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature ("Mortgage"), which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Such subordination shall be conditioned on the holder of the Mortgage agreeing not to disturb Tenant's rights under the Lease so long as no Event of Default exists. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage so long as such instrument, release or other document provides that the holder of the Mortgage agrees not to disturb Tenant's rights under this Lease so long as no Event of Default exists. It is agreed, nevertheless, that so long as no Event of Default exists, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease; provided, however, that the holder of the Mortgage and its successors shall not be bound by the provisions of Section 21.3. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Demised Premises. If there is a Mortgage in effect as of the execution date of this Lease, Landlord agrees to obtain from the holder of the Mortgage a subordination and nondisturbance agreement containing the terms set forth in this Section 16.1.

30.2  Landlord's Default. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord prior written notice of such act or omission and until a 30-day period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such 30-day period, the Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it shall have commenced remedying the same with due diligence and in good faith within said 30-day period. In the event Landlord's act or omission which constitutes a Landlord's default hereunder results in an immediate threat of bodily harm to Tenant's employees, agents or invitees, or damage to Tenant's property (a "Special Landlord Default"), Tenant may proceed to cure the default without prior notice to Landlord provided, however, in that event Tenant shall give written notice to Landlord as soon as possible after commencement of such cure. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission. If Landlord fails to cure a Special Landlord Default under this Section 16.2 after two written notices of such Special Landlord Default are given to Landlord by Tenant as provided in this Section 16.2 and if Landlord does not contest the fact that Landlord is in default of the Lease, then Landlord shall reimburse Tenant the reasonable costs of Tenant's cure of the Special Landlord Default within 30 days after Tenant's invoice for the reasonable costs of such cure, setting forth in reasonable detail the work performed.

30.3  Attornment. If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon the written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment if such instrument also provides that such transferee agrees to recognize Tenant's rights under the Lease except for those in Section 21.3.

31.
SIGNS

31.1  Tenant's Signs. Tenant may erect signs on the exterior or interior of the Building or on the landscaped area adjacent thereto, provided that such sign or signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable Laws; and (c) do not violate any existing restrictions affecting the Demised Premises. Tenant shall first obtain Landlord's prior written consent as to any sign, which consent shall not be unreasonably withheld or delayed.

32.
REPORTS BY TENANT

32.1  Annual Statements. Upon request by Landlord at any time after 135 days after the end of the applicable fiscal year of Tenant, Tenant shall deliver to Landlord (within 15 days after receipt of written request) a copy of its audited financial statement, including the certification of its auditor, and similar financial statement of any guarantor of Tenant's obligations under this Lease.

33.
CHANGES AND ALTERATIONS

33.1  Tenant's Changes and Alterations. Tenant shall have the right at any time, and from time to time during the term of this Lease, to make such changes and alterations, structural or otherwise, to the Building, improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which such changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

33.1.1 Permits. No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

33.1.2 Compliance with Plans and Specifications. Before commencement of any change, alteration, restoration or construction (hereinafter sometimes referred to as "Work") involving in the aggregate an estimated cost of more than Ten Thousand and no/100 Dollars ($10,000.00) or which in Landlord's reasonable judgment would materially alter the mechanical, structural, or electrical systems of the Improvements, Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord's prior written consent, which consent shall not be unreasonably withheld (but such consent may be withheld if the change or alteration would, in the reasonable judgment of Landlord, impair the value or usefulness of the Land or Improvements, or any substantial part thereof to Landlord); (iii) obtain Landlord's prior written approval of a licensed architect or licensed professional engineer selected and paid for by Tenant, who shall supervise any such work (hereinafter referred to as "Alterations Architect or Engineer"); (iv) obtain Landlord's prior written approval of detailed plans and specifications prepared and approved in writing by said Alterations Architect or Engineer, and of each amendment and change thereto; and (v) furnish to Landlord a surety company performance bond issued by a surety company licensed to do business in the state in which the Demised Premises are located and reasonably acceptable to Landlord in an amount equal to the estimated cost of such work guaranteeing the completion thereof within a reasonable time thereafter (1) free and clear of all mechanic's liens or other liens, encumbrances, security interests and charges, and (2) in accordance with the plans and specifications approved by Landlord. Notwithstanding the foregoing, Tenant may make alterations which do not affect the Building's structure or the Building's systems or equipment, provided the expenditures therefor do not exceed $50,000.00, without Landlord's prior written consent so long as Tenant gives Landlord a written description of the proposed alterations at least 15 days prior to commencement of the alterations so that Landlord may post a notice of nonresponsibility.

33.1.3 Value Maintained. Any change or alteration shall, when completed, be of such character as not to materially reduce the value of the Demised Premises or the Building to which such change or alteration is made below its value to Landlord immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building, nor change the character of the Demised Premises or the Building as to use without Landlord's express written consent.

33.1.4 Compliance with Laws. All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located, or any other body exercising similar functions. The cost of any such change or alteration shall be paid in cash so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof. The Work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, during the performance of the Work, workers' compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One Million Dollars ($l,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by Section 6.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work. All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

33.1.5 Property of Landlord. All improvements and alterations (other than Tenant's trade fixtures and equipment, no matter how affixed to the Building, including the components of the clean room) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease.

33.1.6 Location of Improvements. No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit "A" attached, nor shall the same obstruct or interfere with any existing easement.

33.1.7 Removal of Improvements. As a condition to granting approval for any changes or alterations, Landlord may require Tenant to agree that Landlord, by written notice to Tenant, given at or prior to the time of granting such approval, may require Tenant to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant's sole cost and expense, and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice. All improvements, additions or installations installed by Tenant which did not require Landlord's prior approval shall be removed by Tenant as provided for in this Section 19.1(g), unless Tenant has obtained a written waiver of such condition from Landlord.

33.1.8 Written Notification Required. Tenant shall notify Landlord in writing 30 days prior to commencing any alterations, additions or improvements to the Demised Premises which have been approved by Landlord so that Landlord shall have the right to record and post notices of non-responsibility on the Demised Premises.

34.
MISCELLANEOUS PROVISIONS

34.1  Entry by Landlord. Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours after reasonable prior notice (except in the case of emergency) for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body. Tenant shall have the right to accompany Landlord in connection with any such entry. Landlord must follow Tenant's procedure for entering into Tenant's clean room. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Unless caused by Landlord's negligence or willful misconduct, Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever, provided, however, that Landlord agrees to use commercially reasonable efforts not to interfere with Tenant's business operations.

34.2  Exhibition of Demised Premises. Landlord is hereby given the right during usual business hours at any time during the term of this Lease after giving Tenant reasonable prior notice to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. During the last six months of the term unless Tenant exercises an option to extend described in Section 21.1, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Demised Premises and that Landlord may exhibit said premises to prospective tenants during said period.

34.3  Indemnification by Tenant. To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold Landlord and Landlord's shareholders, employees and managing agent harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, reasonable attorneys' fees and costs) by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease, from any condition of the Improvements or the Demised Premises, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in or about the Demised Premises, in each case unless caused by the negligence or willful misconduct of Landlord or its employees, agents, or contractors, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Section 20.3 shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of Section 6.2 hereof. Landlord agrees to indemnify, defend, and hold Tenant and Tenant's shareholders and employees harmless against any and all claims, costs, liabilities, actions and damages (including reasonable attorneys' fees and costs) caused by Landlord's breach of this Lease; provided, however, that Landlord shall never be liable for consequential damages such as lost profits, punitive damages, or any loss or damage to Tenant's property, the risk of loss of which shall be borne by Tenant.

34.4  Notices. All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by an independent overnight courier service, addressed as follows:

To Landlord:	Opus Northwest, L.L.C.
915 – 118th Avenue SE
Bellevue, WA 98005
Attn: Thomas B. Parsons
Telephone: (425) 453-4100
Facsimile: (425) 453-1712

With a copy to:	Opus, L.L.C.
10350 Bren Road West
Minnetonka, MN 55343
Attn: Legal Department
Telephone: (612) 656-4444
Facsimile: (612) 656-4755

With a copy to:	Property Manager at the address described in Section 3.1 of the Lease

With a copy to:	Ball Janik LLP
101 SW Main Street
Suite 1100
Portland, OR 97204
Attn: Barbara W. Radler
Phone: (503) 228-2525
Fax: (503) 295-1058

To Tenant:	Merix Corporation
1521 Poplar Lane
Forest Grove, OR 97116
Attn: Terri Timberman, Chief Administrative Officer
Phone: (503) 359-2646
Fax: (503) 357-1504

With a copy to:	Merix Corporation
1521 Poplar Lane
Forest Grove, OR 97116
Attn: Janie S. Brown, VP & CFO
Phone: (503) 359-2653

With a copy to:	Perkins Coie LLP
1211 SW 5th Avenue, Suite 1500
Portland, OR 97204
Attn: Christopher Matthews
Phone: (503) 727-2000
Fax: (503) 727-2222

or at such other place as Landlord may from time to time designate by written notice to Tenant. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed or delivered to a courier.

34.5  Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease) during the term of this Lease without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

34.6  Landlord's Continuing Obligations. The term "Landlord," as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance in which the transferee assumes the Landlord's obligations under this Lease accruing after the date of such transfer, the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord's successors and assigns, during and in respect of their respective successive periods of ownership. Nothing herein contained shall be construed as relieving Landlord of its obligations under Article II or Section 21.2 of this Lease, or releasing Landlord from any obligation to complete the cure of any breach by Landlord during the period of its ownership of the Demised Premises.

34.7  Estoppel. Landlord and Tenant shall, each without charge at any time and from time to time, within ten days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord, Tenant or the Demised Premises:

34.7.1 That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

34.7.2 The dates to which the Basic Rent or Additional Rent have been paid in advance;

34.7.3 Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

34.7.4 Such other factual statements or certificates as either party may reasonably request.

It is the intention of the parties hereto that any statement delivered pursuant to this Section 20.7 may be relied upon by any of such parties dealing with Landlord, Tenant or the Demised Premises. If Tenant does not deliver such statement to Landlord within such 10 day period, Landlord, and any prospective purchaser or encumbrancer of the Demised Premises or the Building, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated and is in full force and effect, except as otherwise represented by Landlord; that the current amounts of the Basic Rent and Security Deposit are as represented by Landlord; that any changes made against the Security Deposit are uncontested and valid; that there have been no subleases or assignments of the Lease; (iii) that not more than one month's Basic Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

34.8  Authority. The person signing this Lease on behalf of Tenant represents and warrants to Landlord that he or she has full power and authority to bind Tenant to the terms of this Lease. Tenant hereby represents and warrants to Landlord that (i) Tenant is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon, (ii) this Lease has been duly authorized, executed, and delivered by Tenant, and (iii) this Lease is binding in all respects on Tenant.

34.9  Memorandum of Lease. Upon not less than ten days prior written request by either party, the parties hereto agree to execute and deliver to each other a Memorandum Lease, in recordable form, setting forth the following:

34.9.1 The date of this Lease;

34.9.2 The parties to this Lease;

34.9.3 The term of this Lease and options to extend;

34.9.4 The legal description of the Demised Premises;

34.9.5 The right of first opportunity described in Section 21.3; and

34.9.6 Such other matters reasonably requested by either party to be stated therein.

34.10  Severability. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the state in which the Demised Premises are located.

34.11  Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

34.12  Captions. The caption of each article of this Lease is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease.

34.13  Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

34.14  Entire Agreement. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease together with the Exhibits contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

34.15  No Merger. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

34.16  Possession and Use. Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

34.17  No Surrender During Lease Term. No surrender to Landlord of this Lease or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the term of this Lease shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all contract vendors and mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendors and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

34.18  Surrender of Demised Premises. At the expiration of the term of this Lease, Tenant shall surrender the Demised Premises in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the term of this Lease, reasonable wear and tear excepted, but restored to Shell Condition (as defined below), and subject to the provisions of Article XIII, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. "Shell Condition" shall mean a condition for use by a typical distribution use tenant, as reasonably determined by Landlord. For example, Tenant shall make all sloping floors level, as designated by Landlord, and Tenant shall remove its special piping and equipment. Tenant shall, at the expiration of the term of this Lease, Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord pursuant to the terms of Section 9.1(g). Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Demised Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

All property of Tenant not removed within 30 days after the last day of the term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

34.19  Holding Over. In the event Tenant remains in possession of the Demised Premises after expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to 150% of the then current Basic Rent for the Demised Premises.

34.20  Landlord Approvals. Any approval by Landlord or Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements respecting the Demised Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with Tenant's construction of improvements relating to the Demised Premises in accordance with such drawings, plans and specifications.

34.21  Survival. All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the term of this Lease shall survive the expiration or other termination of this Lease.

34.22  Attorneys' Fees. In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys' fees and paralegals' fees) from the other party whether incurred in the litigation or other action or on any appeal or review thereof.

34.23  Landlord's Limited Liability. Tenant agrees to look solely to Landlord's interest in the Demised Premises and the proceeds thereof for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

34.24  Broker. Tenant and Landlord represent that they have dealt directly with and only with Cushman & Wakefield of Oregon, Inc. and Ossey Patterson Co. in connection with this Lease and that no other broker has negotiated or participated in negotiations of this Lease or is entitled to any commission in connection therewith. Tenant shall indemnify and hold Landlord harmless from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of Tenant's action in entering into this Lease, except for the commissions of Cushman & Wakefield of Oregon, Inc. and Ossey Patterson Co. Landlord shall indemnify and hold Tenant harmless from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of Landlord's action in entering into this Lease, and Landlord shall pay the commissions due Cushman & Wakefield of Oregon, Inc. and Ossey Patterson Co. pursuant to Landlord's separate written agreement with such brokers.

34.25  Governing Law. This Lease shall be governed by the laws of the State of Oregon. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Demised Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Demised Premises are located, and the parties hereto waive the right to be sued elsewhere.

34.26  Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

34.27  Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

35.
ADDITIONAL PROVISIONS

35.1  Options to Extend

35.1.1 General. Tenant shall have the right, subject to the provisions of this Section 21.1, to extend the Initial Term for three consecutive and successive periods of five years each (each a "Renewal Term") provided that (a) this Lease is in full force and effect; (b) no Event of Default exists at the time of exercise of the right of renewal or at the time set for commencement of the Renewal Term in question; (c) Tenant exercises its right to the Renewal Term by giving Landlord written notice of its election at least nine (9) months before the first day of the Renewal Term; and (d) the Renewal Term shall be upon the same terms, covenants and conditions as provided in the Lease, except that the monthly Basic Rent shall be the Basic Rent for the Renewal Term as set forth in Section 21.1(b) of this Lease.

35.1.2 Extended Term Basic Rent

35.1.2.1 Determination of Market Rent. The monthly Basic Rent during each Renewal Term shall be 100 percent of the monthly market rate for a five year term for comparable space leased on comparable terms in the Portland, Oregon area ("Market Rent") but in no event less than one hundred percent (100%) of the Basic Rent payable in the period immediately preceding the Renewal Term. Landlord shall give Tenant notice of Landlord's estimation of Market Rent within 10 business days after receiving Tenant's notice exercising its option to renew. If Tenant disagrees with such estimate, it shall notify Landlord in writing thereof within 10 business days of Tenant's receipt of its notice. If Tenant fails to notify Landlord that it disagrees with the estimation within said 10 business day period, Tenant shall be deemed to have agreed to the Market Rent proposed by Landlord. If there is a disagreement on such estimation, the parties shall promptly meet to attempt to resolve their differences. If the differences as to Market Rent are not resolved within 25 days of the date Tenant receives Landlord's initial estimate of Market Rent, then the parties shall submit the matter to appraisal in accordance with Section 21.1(b) so that Market Rent is determined before the first day of the Renewal Term, or Tenant may give Landlord written notice within 3 business days after expiration of the 25-day period that Tenant withdraws the notice exercising its right of renewal and this Lease shall expire as of the expiration of the Initial Term.

35.1.2.2 Appraisal Process. If the parties are unable to reach agreement on Market Rent during the period specified in Section 21.1(b), then Landlord or Tenant (the "Moving Party") may give notice to the other demanding appraisal and naming an appraisal company. The recipient of such notice (the "Recipient") shall, within 10 days after receiving the Moving Party's notice, give notice to the Moving Party naming an appraisal company selected by the Recipient. Each appraiser shall be a member of the American Institute of Appraisers and shall have not less than 10 years experience in the appraisal of properties like the Demised Premises in the greater Portland metropolitan area. If the Recipient fails to notify the Moving Party of the name of the appraisal company it has selected within said 10 day period, the appraisal company selected by the Moving Party shall determine the Market Rent for the Renewal Term. The appraiser(s) shall determine the Basic Rent for the Renewal Term, which shall be the monthly amount per square foot that a willing, comparable tenant would pay and a willing, comparable landlord would accept, in an arms-length lease for comparable space in a comparable building at a comparable site for a comparable period of time, giving consideration to the rent rates per square foot, the standard of measurement by which square footage is measured, the type and extent of liability under any escalation clauses and all other applicable conditions of tenancy (which is a more detailed description of the Market Rate). The Market Rate shall not be less than 100% of the Basic Rent payable under the Lease in the period immediately preceding the Renewal Term. The appraiser(s) shall render a decision in writing to Landlord and Tenant simultaneously within 20 days of their appointment. Any decision in which the appraiser appointed by Landlord and the appraiser appointed by Tenant concur shall be binding and conclusive upon the parties.

35.1.3 Arbitration. If the two appraisers are unable to agree upon a determination of Market Rent within 20 days after appointment of the appraiser(s), they shall appoint a third appraiser, who shall be an impartial person with qualifications similar to those required of the first two appraisers. If the initial two appraisers are unable to agree upon such appointment within 5 days after expiration of the 20 day period, the third appraiser shall be selected by the parties themselves, if they can agree, within a further period of 10 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then presiding judge of the Multnomah County Circuit Court acting in his private non-judicial capacity. The other party shall not raise any question as to such judge's full power and jurisdiction to entertain the application for and make the appointment, and the parties agree to indemnify the presiding judge against all claims arising out of the presiding judge's appointment of an appraiser. If the Market Rent cannot be determined by agreement between the two appraisers selected by Landlord and Tenant, or settlement between the parties during the course of appraisal, the Market Rent shall be determined by the three appraisers in accordance with the following procedure. Each of the two appraisers originally selected by the parties shall prepare a written statement of his determination of the Market Rent, supported by the reasons therefor, with counterpart copies for each party and the third appraiser. The appraisers shall arrange for a simultaneous exchange of their Market Rent determinations. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates his determination of the Market Rent. The third appraiser shall have no right to propose a middle ground or any modification of either of the two proposed Market Rents. The appraisers shall attempt to decide the issue within 10 days after the appointment of the third appraiser. The Market Rent chosen by the third appraiser shall constitute the decision of the appraisers and be final and binding upon the parties.

35.1.4 Resolution. In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by him, but in the case of the third appraiser, his successor shall be appointed in the manner described above for appointment of the third appraiser. The appraisers shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Market Rent, but any such consultation shall be made in the presence of both parties with full right on their parts to cross-examine. The appraiser(s) shall render the determination of Market Rent in writing, with counterpart copies to each party. The appraisers shall have no power to modify the provisions of this Lease. Each party shall pay the fees and expenses of its respective appraiser and both shall share equally the fees and expenses of the third appraiser, if any. Each party shall pay the attorneys' fees and expenses of its counsel and the fees and expenses of any witnesses called by that party. Time is of the essence in connection with the establishment of Market Rent. If the Market Rent for a Renewal Term is not determined before the first day of the Renewal Term, Tenant shall continue to pay Basic Rent in the amount payable during the immediately preceding period until the Basic Rent for the Renewal Term is determined. Within 10 business days after the Basic Rent for the Renewal Term has been determined, Tenant shall pay to the Landlord the excess, if any, of the Basic Rent due at the rate set by the appraiser(s) over the Basic Rent actually paid during any expired portion of the Renewal Term.

35.2  Initial Improvements

35.2.1 Landlord's Improvements. Landlord will cause to be constructed the base building shell improvements described on Exhibit "C" ("Landlord's Improvements"), to be paid for as provided in Section 21.2(c).

35.2.2 Tenant's Improvements. Landlord will cause to be constructed, to be paid for as provided in Section 21.2(c), all improvements (other than Landlord's Improvements) ("Tenant's Improvements") to be designed as provided in this Section 21.2. Tenant's Improvements become the property of Landlord and a part of the Building immediately upon installation. Landlord's Improvements and Tenant's Improvements are sometimes collectively referred to in this Lease as the "Initial Improvements."

35.2.3 Improvement Allowance. Landlord agrees to pay up to $4,540,100.00 (the "Improvement Allowance") for Landlord's Costs (defined below). Tenant shall pay all of Landlord's Costs which are in excess of the Improvement Allowance plus Landlord's Fee and the Warranty Fee (as defined below) within thirty (30) days after Landlord's billing to Tenant therefor. Landlord may bill Tenant such amounts on a monthly basis, at Landlord's option, as progress payments, which Tenant shall pay within thirty (30) days after billing therefor. "Landlord's Costs" are all direct and indirect costs, fees, and expenses related to the Land and the Initial Improvements including, without limitation, all costs, fees, and expenses related to the acquisition of the Land, obtaining all permits and governmental approvals for the Initial Improvements, designing, constructing, and installing the Initial Improvements, general conditions, document preparation, costs of drawing plans and specifications, builders risk and liability insurance costs, and all labor, materials, supplies, and equipment used for any of the foregoing, plus any excise or sales tax imposed on any of the foregoing. A preliminary budget, which is subject to change, of Landlord's Costs is attached as Exhibit "G". All of Landlord's Costs are subject to change except that the cost of the items described on Exhibit "G" next to which an asterisk (*) is placed shall equal the amount for such items set forth in Exhibit "G". After the Final Plans are completed, Landlord will prepare an updated budget and, thereafter, the Designated Representatives shall meet at least every other week to update the budget. Landlord's Fee shall equal five percent (5%) of the total of Landlord's Costs in excess of $4,540,100.00. The Warranty Fee shall equal one percent (1%) of costs, fees, and expenses of labor, materials, supplies, and equipment for construction of the Initial Improvements (the "Warranty Fee"). If Landlord incurs any costs, fees or expenses to repair or replace any of the Initial Improvements under Landlord's construction warranty or replacement obligations as described in this Lease, such amount shall be deducted from the Warranty Fee. Any amount not so paid from the Warranty Fee within sixteen (16) months following the date of Substantial Completion of the Tenant Improvements shall be reimbursed to Tenant, if and to the extent, Tenant pays the Warranty Fee as required by this Section 21.2(c). Such payment shall be made within 30 days after the end of such 16-month period. Landlord is not obligated to pay or incur any amounts that exceed the Improvement Allowance. If Landlord's Costs exceed the Improvement Allowance, Tenant will pay the excess to Landlord in cash as Additional Rent as provided above but in no event later than upon Substantial Completion of the Tenant's Improvements. Within 10 days after Landlord's demand therefor accompanied by reasonable documentation of such costs, Tenant will also pay, as Additional Rent, all of Landlord's Costs (including lost rent) resulting from any Tenant Delay. If Landlord reasonably estimates that the cost of the Initial Improvements will exceed the Improvement Allowance, Landlord may require Tenant to deposit with Landlord, before Landlord commences construction of Initial Improvements, an amount equal to the amount by which the cost of the Initial Improvements exceeds the Improvement Allowance.

35.2.4 Property Manager/Site Superintendent. Landlord is the general contractor for the Initial Improvements. In connection with installing the Initial Improvements, Landlord will utilize a project manager and site superintendent, the fees of which are payable by Tenant on a weekly basis as a direct cost of the Initial Improvements. The fee for the project manager shall equal $2,800.00 per week, the fee for the assistant project manager shall equal $2,400.00 per week, and the fee for the superintendent shall equal $2,800.00 per week.

35.2.5 Shell Plan. Landlord will provide Tenant with a shell plan for Landlord's Improvements (a) adequate for Landlord to prepare working drawings for Landlord's Improvements; (b) showing, in reasonable detail, the design and appearance of the finishing material Landlord will use in connection with installing Landlord's Improvements without additional requests for information; and (c) containing such other detail or description as may be necessary for Landlord to adequately define the scope of Landlord's Improvements. Tenant will have five business days to review and approve or make recommendations for change in the shell plan. Any disapproval or recommendation for change will specify both the requested change and the reason for the change with particularity. Landlord will promptly make revisions to the proposed shell plan necessary to obtain Tenant's approval. Landlord and Tenant will indicate their agreement to the shell plan by initialing two sets thereof.

35.2.6 Working Drawings and Specifications. After the shell plan has been established, Landlord will provide Tenant with the final working drawings and specifications (the "Final Plans"). When Landlord requests Tenant to specify details or layouts, Tenant will specify the same, within two business days after Landlord's request, so as not to delay completion of the Final Plans. Tenant will approve the Final Plans in writing within five business days after receiving the same. If Tenant disapproves the Final Plans within the five business day period described in this section, Landlord will revise the Final Plans and submit the same to Tenant for approval. Tenant will have the same approval rights and approval time period with respect to the revised Final Plans as Tenant had with respect to the initial Final Plans as described in this section. Landlord will seal as required by law the Final Plans after Tenant approves the same and will submit the same for permits and construction bids. Landlord will promptly notify Tenant of any changes to the Final Plans that are required by the City of Wood Village (the "City"). Tenant will approve or disapprove the required changes in writing within two business days after receiving notice of the same. Tenant will not withhold its approval except for reasonable cause and will not act in an arbitrary or capricious manner in connection with approving the Final Plans or any changes thereto required by City. If Tenant fails to notify Landlord of Tenant's approval or disapproval of the Final Plans or City's required changes thereto within the five or two business day periods described in this section, or fails to specify any details or layouts within the two business day period described in this section, such failure is deemed to be a Tenant Delay and the Target Date is automatically extended day for day for each day of delay after the date by which Tenant was obligated to approve the Final Plans or specify the details or layouts.

35.2.7 Changes to Final Plans. Tenant will notify Landlord of any desired revisions to the Final Plans Tenant approved under Section 21.2(f). If Landlord approves the revisions (such approval not to be unreasonably withheld or delayed), Landlord will revise the Final Plans accordingly and will notify Tenant of the additional cost of the Initial Improvements and the anticipated delay in completing the Initial Improvements caused by such revisions. Tenant will approve or disapprove the increased cost and delay within five business days after Landlord notifies Tenant of the additional cost and delay. If Tenant fails to notify Landlord of its approval or disapproval of the additional cost and delay within the five business day period, Tenant is deemed to have disapproved the additional cost or delay. If Tenant disapproves the additional cost or delay, Tenant is deemed to have withdrawn its proposed revisions to the Final Plans. If incident to a requested revision to the Final Plans, Landlord stops work pending resolution of whether Tenant finally approves or disapproves a proposed revision (for such five business day period or such longer time as Landlord waits for Tenant’s decision regarding such change), then whether or not Tenant ultimately approves or disapproves the proposed revision and its attendant additional cost or delay, any delay resulting from the work stoppage will constitute a Tenant Delay.

35.2.8 Substantial Completion of Tenant's Improvements. Tenant is solely responsible for the design and permitting of Tenant's Improvements. Landlord is not responsible therefor. Landlord will use commercially reasonable efforts to achieve substantial completion of Tenant's Improvements as soon as commercially reasonable after Substantial Completion of Landlord's Improvements and receipt of all building permits necessary to construct Tenant's Improvements, subject to Excused Delays. If Landlord fails to timely prosecute construction of the Tenant Improvements in a manner reasonably consistent with the final project schedule developed and approved by Landlord and Tenant after completion of the plans for Tenant's Improvements (the "TI Schedule"), Tenant shall have the right to take the following action: (i) provide written notification to Landlord setting forth with particularity the failure or failures by Landlord to timely conform to the TI Schedule, and setting forth no less than a period of fourteen (14) days from Landlord's receipt of such written notice for Landlord to respond thereto; (ii) within fourteen (14) calendar days of receipt of such notice set forth above, Landlord shall respond in writing to Tenant, setting forth with particularity either that construction of Tenant's Improvements has returned to conformance with the TI Schedule, or those actions Landlord is taking to bring the construction of Tenant's Improvements back into conformance with the TI Schedule within a reasonable period of time; and (iii) if Landlord fails to so timely respond as set forth above, or if construction of Tenant's Improvements is not returned to conformance with the TI Schedule within a reasonable period of time, Tenant shall have the right to terminate Landlord's work as general contractor for the Tenant Improvements no less than ten (10) days after Tenant provides Landlord written notification of such termination. Effective with the termination date as determined in this paragraph, Landlord shall submit to Tenant an itemization of all of Landlord's Costs computed as a percentage of Landlord's Costs, and Tenant shall pay such final invoicing within 30 days after billing therefor.

35.2.9 Punch List. Within ten days after Substantial Completion of the Tenant's Improvements, Landlord and Tenant will inspect the Premises and develop a punch list. Landlord will complete (or repair, as the case may be) the items described on the punch list with commercially reasonable diligence and speed, subject to delays caused by Tenant Delays and Force Majeure. If Tenant refuses to inspect the Premises with Landlord within the ten-day period, Tenant is deemed to have accepted the Premises as delivered, subject to Section 21.2.(j).

35.2.10 Construction Warranty. Subject to the TI Warranty Maximum described below, Landlord warrants Tenant's Improvements against defective workmanship and materials for a period of one year after Substantial Completion of Tenant's Improvements. Landlord warrants Landlord's Improvements against defective workmanship and materials for a period of one year after Substantial Completion of Landlord's Improvements. Landlord's sole obligation under this warranty is to repair or replace, as necessary, any defective item caused by poor workmanship or materials if Tenant notifies Landlord of the defective item within such applicable one-year period. Landlord has no obligation to repair or replace any item after such one year period expires except as provided in Section 8.1. Payment for Landlord's warranty obligations shall be made from the Warranty Fee described in Section 21.2(c). The cost of Landlord's compliance with Landlord's obligations under this Section 21.2(j) pertaining to Tenant's Improvements shall not exceed that portion of the Warranty Fee applicable to the Tenant's Improvements, which amount is equal to one percent (1%) of costs, fees, and expenses of labor, materials, supplies, and equipment for construction of Tenant's Improvements (the "TI Warranty Maximum"). THE WARRANTY TERMS PROVIDE TENANT WITH ITS SOLE AND EXCLUSIVE REMEDIES FOR INCOMPLETE OR DEFECTIVE WORKMANSHIP OR MATERIALS OR OTHER DEFECTS IN THE PREMISES IN LIEU OF ANY CONTRACT, WARRANTY OR OTHER RIGHTS, WHETHER EXPRESSED OR IMPLIED, THAT MIGHT OTHERWISE BE AVAILABLE TO TENANT UNDER APPLICABLE LAW. ALL OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED.

35.2.11 Representatives. "Designated Representative" means any person authorized to speak and act on behalf of Landlord or Tenant and upon whom the other will fully and unconditionally be entitled to rely for any and all purposes of this Section 21.2 until such designation will be revoked or altered as hereinafter provided. Landlord hereby appoints Bruce A. Wood and John F. Gordon as its Designated Representatives. Tenant hereby appoints Mike Clause as its Designated Representative. Either party may change its Designated Representative(s) by notice to the other, but no such change or revocation of the power of a Designated Representative will affect any approval or consent given by a party's Designated Representative prior to the other party receiving notice of revocation of such Designated Representative's appointment. Landlord or Tenant's approval or consent to any matter arising under this Section 21.2 will conclusively be evidenced by the signature of one of its Designated Representative(s).

35.2.12 Defined Terms. For purposes of this Lease, the following terms shall have the following meanings:

"Certificate of Occupancy" means a certificate of occupancy or similar document or permit (whether conditional, unconditional, temporary or permanent) that must be obtained from the appropriate governmental authority as a condition to a tenant's lawful occupancy of space in the Building.

"Final Plans" means the final working drawings and specifications Landlord prepares for Landlord's Improvements after receiving Tenant's space plan for Landlord's Improvements.

"Force Majeure" means acts of God; strikes; lockouts; labor troubles; inability to procure (or delay in procuring) materials; any weather condition which delays work even if not unusual, such as rain; governmental laws or regulations; casualty, orders or directives of any legislative, administrative, or judicial body or any governmental department; receipt of all required building permits for Landlord's Improvements after September 15, 2000; inability to obtain or delay in obtaining any required licenses, permissions or authorizations (despite diligent, commercially reasonable pursuit of such permits, licenses, permissions or authorizations); action or non-action of public utilities, and other similar or dissimilar causes beyond Landlord's reasonable control.

"Punch List" means a list of items not completed by Landlord in connection with the Tenant's Improvements or Tenant's Improvements items in need of repair prepared in accordance with Section 21.2(i).

"Substantial Completion" means, with respect to Landlord's Improvements, the date on which the shell building and the roof structure are water tight, with utilities operational to the Building, and sufficiently completed such that Tenant may begin to move in its horizontal DES Line and its press system and, with respect to Tenant's Improvements, either (a) the date a Certificate of Occupancy is issued for the Premises or (b) if the City or other appropriate authority does not require that a Certificate of Occupancy or other similar document be issued for the Premises, the date Tenant is reasonably able to occupy and use the Premises for its intended purposes; provided, however, that if either of the events subparagraph (a) or (b) describes is delayed or prevented because of work Tenant is responsible for performing in the Premises, "Substantial Completion" means the date that Landlord has performed all of Landlord's work that is necessary for either of the events subparagraph (a) or (b) describes to occur and Landlord has made the Premises available to Tenant for the performance of Tenant's work.

"Tenant" means the tenant identified in the Lease and such Tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant" includes the tenant identified in the Lease and such Tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant's expressed or implied permission.

"Tenant Delays" means any delay caused or contributed to by Tenant, including, without limitation, Tenant's ordering of any long lead time item(s), Tenant's failure to timely approve any plans, including the shell plan for Landlord's Improvements within the time period provided in this Lease, Tenant's failure to timely respond to any other request from Landlord for a response or approval within the time period reasonably requested by Landlord, Tenant's failure to timely prepare or approve the Final Plans within the time period provided in this Lease and any delay from any revisions Tenant proposes to approved Final Plans. Tenant Delays also include, without limitation, any delay due to Tenant's failure to comply strictly with Tenant's obligations set forth in the schedule attached as Exhibit "E" or to do what is reasonably requested by Landlord to facilitate Landlord's compliance with the schedule attached as Exhibit "E".

"Warranty Terms" means, collectively, the Punch List and construction warranty provisions of Section 21.2 (j) of the Lease.

35.3  Right of First Opportunity to Make Offer. Landlord agrees that, prior to presenting a bona fide offer to sell the Demised Premises to any party or accepting a bona fide offer to purchase the Demised Premises, Landlord shall first give written notice to Tenant of its desire to sell the Demised Premises and give Tenant ten days within which to make an offer to Landlord to purchase the Demised Premises. If Tenant desires, Landlord agrees to negotiate with Tenant in good faith during such ten-day period. If Landlord and Tenant do not enter into a binding agreement pertaining to the purchase and sale of the Demised Premises within such ten day period, Tenant's rights under this Section 21.3 shall terminate and be of no further force or effect except that such rights shall revive after a sale of the Demised Premises is closed and shall be applicable to the successor Landlord, on a one-time basis, in accordance with the same terms and conditions of this Section 21.3. This right of first opportunity to make an offer shall not apply to a sale of the Demised Premises to any Affiliate of Landlord. That is, Landlord shall be free to sell the Demised Premises to an Affiliate of Landlord without regard to this Section 21.3. "Affiliate of Landlord" shall mean any Person (defined below) directly or indirectly controlling, controlled by or under common control with, Landlord. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling", "controlled by" and "under common control with"), as applied with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person whether through the ownership of voting securities or by contract or otherwise. Without limiting the generality of the foregoing, the phrase "Affiliate of Landlord" shall include Gerald Rauenhorst, a trust for the benefit of Gerald Rauenhorst and/or members of his family or their issue, Opus, L.L.C., Opus Corporation, or the parent or subsidiary of any of them, or a partner, limited liability company, corporation or other entity directly or indirectly comprised of all or some of the above or a fund managed or initiated by any of the foregoing. A "Person" shall mean an individual, trust, estate, corporation, limited partnership, general partnership, limited liability company or other entity. The right of first opportunity to make an offer shall not be applicable to any holder of any Mortgage as defined in Section 16.1 or to any successor to such holder.

35.4  Conditions Subsequent The effectiveness of this Lease is conditioned on Landlord purchasing the Land. If Landlord does not purchase the Land, this Lease shall be thereby terminated and Landlord shall reimburse Tenant's actual and reasonable out-of-pocket third-party expenses incurred in connection with its design of the Tenant Improvements and the negotiation of this Lease, in an amount not to exceed $25,000, within 30 days after receipt of copies of paid invoices evidencing such expenses. Landlord also retains the right to terminate this Lease (without reimbursement of any costs to Tenant) if Landlord does not obtain design review approval from the City of Wood Village (or on appeal of such decision) on terms and conditions reasonably acceptable to Landlord.

IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.

LANDLORD:	OPUS NORTHWEST, L.L.C., a Delaware limited liability company

By
Its

By
Its

TENANT:	MERIX CORPORATION, an Oregon corporation

By
Its

By
Its

EXHIBIT "A" To Master Lease

The parcel of land referred to in the attached Lease, sometimes referred to therein as a part of the "Demised Premises," is a tract of land which will be outlined on the Final Plans. Landlord may seek a partition of the real property which is described below. The legal description of the Land may be revised by Landlord so long as the Land contains the land on which the Initial Improvements are constructed. The Land is situated in the City of Wood Village, County of Multnomah, State of Oregon, and is on the parcel legally described as follows:

PARCEL 1:

A part of Section 27, Township 1 North, Range 3 East, of the Willamette Meridian, in the City of Wood Village, County of Multnomah and State of Oregon, described as follows:

Commencing at a point in the North line of the Addison C. Dunbar Donation Land Claim, which is 2484.49 feet, more or less, East from the Northwest corner of said claim, being at a cross in the top of a stone 4 feet by 3 feet in diameter and 2 feet above ground and is the stone referred to in Deed to Thomas Huntington, recorded April 10, 1883 in Book 68, page 27, Deed Records, being also the Northeast corner of the M.C. Heslin Tract as described in Deed recorded May 2, 1917 in Book 729, page 463, Deed Records; thence South 0°30' East 510.35 feet to the true point of beginning of the tract to be described; being the Southwest corner of the Arnston Tract as described in Corrective Deed recorded January 26, 1948 in Book 1238, page 456, Deed Records; thence South 0°30' East 333.65 feet; thence North 79°10' East parallel to the North line of Barr Road (N.E. Halsey Street) 190 feet; thence South 0°30' East 200 feet to the North line of said road; thence North 79°10' East on said North road line 228.5 feet to the Southwest corner of the Rossi Tract as described in Deed recorded May 11, 1955 in Book 1721, page 469, Deed Records; thence North 0°30' West on the West line of said Rossi Tract, 533.65 feet to the Southeast corner of said Arnston Tract; thence South 79°10' West 418.5 feet to the true point of beginning.

EXCEPT that portion thereof described as follows:

Beginning at a 5/8 inch iron rod set by Survey No. 37850, Multnomah County Survey Records, at the Northeast corner of that tract of land described as Parcel 2 in Deed recorded December 27, 1991 in Book 2491, page 743, Multnomah County Deed Records; thence along the East line of said tract South 00°30'30" East, a distance of 533.86 feet to the Northerly right of way line of N.E. Halsey Street; thence along said Northerly line, South 79°02'37" West, a distance of 20.34 feet to a ⅝ inch iron rod with yellow plastic cap stamped "WYEAST SURVEYS PLS 2393"; thence parallel with and 20 feet Westerly of said East line, North 00°30'30" West, a distance of 533.86 feet to the North line of said tract; thence along said North line, North 79°03'03" East, a distance of 20.34 feet to the point of beginning.

ALSO EXCEPTING THEREFROM the Southerly 5 feet conveyed to Multnomah County by Deed recorded January 21, 2000 as Fee No. 2000-013442 AND ALSO recorded February 23, 2000 as Fee No. 2000-025196.

PARCEL 11:

A tract of land situated in the Southeast quarter of Section 27, Township 1 North, Range 3 East, of the Willamette Meridian, in the City of Wood Village, County of Multnomah and State of Oregon, being more particularly described as follows:

Beginning at a ⅝ inch iron rod set by Survey No. 34125, Multnomah County Survey Records, at the Southwest corner of that tract of land described in Deed recorded October 3, 1979 in Book 1388, page 695, Multnomah County Deed Records; thence along the West line of said tract, North 00°30'30" West, a distance of 54.56 feet to a ⅝ inch iron rod with yellow plastic cap stamped "WYEAST SURVEYS PLS 2393; thence North 79°03'03" East, a distance of 397.97 feet to a ⅝ inch iron rod with yellow plastic cap stamped "WYEAST SURVEYS PLS 2393"; thence parallel with and 20 feet Westerly of the East line of said tract, South 00°30'30" East, a distance of 54.56 feet to the South line of said tract; thence along said South line, South 79°03'03" West, a distance of 397.97 feet to the point of beginning.

A-1

PARCEL III:

Beginning at a point 2,484.49 feet East of the Northwest corner of A.C. Dunbar Donation Land Claim in Sections 26, 27, 34 and 35, Township 1 North, Range 3 East, of the Willamette Meridian, in the City of Wood Village, County of Multnomah and State of Oregon, said point of beginning being the Southwest corner of a tract of land conveyed by Perle E. Marshall, et al, to S.A. Arnston and Mae Arnston, by Deed Recorded October 24, 1935 in Book 312, page 103, Deed Records; running thence from said point of beginning South 0 30' East 510.35 feet to a point; thence North 79°10' East 418.5 feet to a point; thence North 0°30' West 430.35 feet to a point in the Southerly line of the right-of-way of O.R. & N. Railroad Company; thence to a Northwesterly direction tracing the Southerly line of said Railroad right-ofway to the Northeasterly corner of said tract of land described and conveyed in the aforementioned Deed by said Perle E. Marshall, et al to S.A. Arnston and Mae Arnston; running thence South 0°30' East tracing the Easterly line of said tract 100 feet, more or less, to the Southeast corner thereof; thence Westerly along the South line of said tract 20 feet, more or less, to the point of beginning,

EXCEPTING THEREFROM that portion conveyed to Dean R. Bramon and Beth D. Bramon by Deed recorded January 16, 1997 as Fee No. 97008522 and more particularly described as follows:

A tract of land situated in the Southeast quarter of Section 27, Township 1 North, Range 3 East, of the Willamette Meridian, in the City of Wood Village, County of Multnomah and State of Oregon, and being more particularly described as follows:

Beginning at a 5/8 inch iron rod set by Survey No. 34125, Multnomah County Survey Records, at the Southwest corner of that tract of land described in Deed recorded October 3, 1979 in Book 1388, page 695, Multnomah County Deed Records; thence along the West line of said tract, North 00°30'30" West, a distance of 54.56 feet to a 5/8 inch iron rod with yellow plastic cap stamped "Wyeast Surveys PLS 2393"; thence North 79°03'03" East, a distance of 397.97 feet to a 5/8 inch iron rod with yellow plastic cap stamped "Wyeast Surveys PLS 2393"; thence parallel with and 20 feet Westerly of the East line of said tract, South 00°30’30" East, a distance of 54.56 feet to the South line of said tract; thence along said South line, South 79°03 '03" West, a distance of 397.97 feet to the point of beginning.

PARCEL IV:

A tract of land situated in the Southeast quarter of Section 27, Township 1 North, Range 3 East, of the Willamette Meridian, in the City of Wood Village, County of Multnomah and State of Oregon, and being more particularly described as follows:

Beginning at a 5/8 inch iron rod set by Survey No. 37850, Multnomah County Survey Records, at the Northeast corner of that tract of land described as Parcel 2 in Deed recorded December 27, 1991 in Book 2491, page 743, Multnomah County Deed Records; thence along the East line of said tract, South 00°30'30" East, a distance of 533.86 feet to the Northerly right-of-way line of NE Halsey Street; thence along said Northerly line, South 79°02'37" West, a distance of 20.34 feet to a 5/8 inch iron rod with yellow plastic cap stamped "Wyeast Surveys PLS 2393"; thence parallel with and 20 feet Westerly of said East line, North 00°30'30" West, a distance of 533.86 feet to the North line of said tract; thence along said North line, North 79°03'03" East, a distance of 20.34 feet to the point of beginning.

EXCEPTING THEREFROM the Southerly 5 feet conveyed to Multnomah County by Warranty Deed recorded February 23, 2000 as Fee No. 2000-025197.

A-2

EXHIBIT "B" To Master lease

PERMITTED ENCUMBRANCES

1. Sewer Easement in favor of the City of Wood Village recorded on October 3, 1973, in Book 952 at Page 607.

2. Utilities Easement recorded on January 16, 1997, as Fee No. 97008523.

3. Easement for slope and utilities recorded on January 31, 2000, as Fee No. 2000-013442, and recorded on February 23, 2000, as Fee No. 2000-025196, in favor of Multnomah County.

4. Required utility easements for development.

5. Wetlands deed restriction to be recorded as required by the Division of State Lands.

6. Covenants, conditions, restrictions, and easements ("CCRs") required by any governmental or public authority or imposed in connection with the development of the Land; provided, however, that any CCRs imposed by Landlord other than in connection with obtaining governmental approvals or utilities shall be first approved by Tenant, which approval shall not be unnecessarily withheld or delayed.

7. Access Easement to be recorded providing for access to the Premises and to adjoining property. The terms of the access easement shall include the obligation of Tenant to share equally in the cost of maintenance, repair, and replacement of the paved access road after its initial construction (which is part of Landlord's Improvements). Tenant shall have a right to approve the access easement which approval shall not be unreasonably withheld or delayed.

B-1

EXHIBIT "C" To Master Lease

OUTLINE PLANS

Those plans prepared by VLMK Engineers dated ____________________, consisting of the following pages:

C-1

EXHIBIT "D" To Master Lease

FORM OF LETTER OF CREDIT

Beneficiary:

OPUS NORTHWEST, L.L.C.
c/o Opus Northwest Management, L.L.C.
10350 Bren Road West
Minnetonka, MN 550343

Date: _______________, 2000

Expiration Date: _______________, 2001

Reference No.: ________________

Ladies and Gentlemen:

We hereby establish our irrevocable Letter of Credit No. __________ in your favor by order and for the account of _________________________, for an amount not to exceed U.S.$__________. The proceeds of this Letter of Credit are available to you from time to time upon presentation of your sight draft on us, accompanied by a written certificate described below.

This Letter of Credit is transferable (including, without limitation, any pledge or collateral assignment) by you to any person or entity, upon your written notification to us. Any and all fees or costs payable to us in connection with such transfer will be the sole responsibility of Merix Corporation, and any failure to pay the same will not affect the transferability hereof.

This Letter of Credit is subject to partial drawing. In the event of a partial draw on this Letter of Credit, the amount drawn will be endorsed on the reverse side of this Letter of Credit and this Letter of Credit returned to you or the person(s) or entity(ies) to whom this Letter of Credit may be transferred in accordance with the preceding paragraph.

We hereby agree with you that drafts drawn under and in accordance with the terms of this credit will be duly honored immediately upon presentation and delivery of your sight draft if presented at this office; Letter of Credit Department, ________________________________ [United States Address], at any time or times prior to the expiration hereof, accompanied by a written certificate duly executed by you, certifying that a Draw Event exists under that certain Net Lease Agreement, dated as of ______________, 2000, by and between you and Merix Corporation, and that you have the right pursuant to the terms of such Lease to draw upon this Letter of Credit. Such sight draft and written certification may be in the form of Exhibit A attached hereto and made a part hereof.

This Letter of Credit is subject to the Uniform Customs And Practice For Documentary Credits, International Chamber of Commerce — Publication 590.

Very truly yours,

[L/C Bank]

By:

Its:

D-1

EXHIBIT "E" To Master Lease
DESIGN AND CONSTRUCTION SCHEDULE

E-1

EXHIBIT "F" To Master Lease

TENANT'S QUESTIONNAIRE

Merix Corporation- Proposed Mass-Lamination Facility

Operator:	Merix Corporation
P.O Box 3000
1521 Poplar Lane
Forest Grove, OR 97116
Phone: (503) 359-9300
http://www.merix.com

Operations:	Printed Circuit Board “Mass-Lamination” Facility

SIC Code:	3672

Founded:	1994

Employees:	1200

Note: The following information is based upon the current (8/16/00) intentions of Merix Corporation with regard to startup of a proposed mass-lamination facility. The technology for manufacturing of circuit boards is very dynamic, and future changes affecting the accuracy of this information are likely.

Description of Manufacturing Processes:

Manufacturing processes that will be required for implementation of a mass-lamination facility are primarily associated with printed circuit board inner layer manufacturing. The primary process operations include photo tooling, pre-clean, photoresist application, print, DES (develop, etch, & strip), AOI (automated optical inspection), oxide, lamination, and de-flash, and drill. A description of each of these processes follows.

Photo Tooling. Photo Tooling operations will include a film plotter and developing capability.

Pre-Clean. Planned pre-clean operations utilize a chemical washing process. Incoming laminate material (copper clad sheets of FRP) is alternately sprayed with solutions of sulfuric acid and sodium hydroxide to remove any incoming contaminants. Typical contaminants include fingerprint oils and anti-tarnish coatings.

Photoresist Application. Photoresist is applied by heating a sheet of photoactive acrylic polymer and pressing it directly on to the surface of the laminate material.

Print. The photoresist material is imprinted by exposure to UV light through a photographic film. The film and equipment is periodically cleaned using small quantities of isopropyl alcohol and n-heptane.

DES. The develop step uses potassium carbonate solution to remove any un-polymerized photoresist. The etch step uses a cupric chloride etchant (typically hydrochloric acid and hydrogen peroxide or sodium chlorate) to remove exposed copper. The strip step removes the remaining polymerized photoresist from the laminate using a proprietary stripper solution (typically potassium or sodium hydroxide, or ethanolamine and tetramethyl ammonium hydroxide).

AOI. Automated Optical Inspection is performed after DES to ensure that the circuitry is correct prior to any further processing.

Oxide. The oxide process adds topography to the surface of the remaining copper in preparation for lamination. Typical process steps include microetch, oxide, and preservative.

Lamination. In the lamination step, the various circuit layers of are ordered, interleaved with partially cured FRP sheets, and bonded together with heat and pressure.

De-Flash. In this step, the laminated boards are trimmed to size.

Drill. All holes necessary for components and layer interconnects are drilled in the product.

Description of Primary Facilities Support Systems:

Utilities. Anticipated utility needs include compressed air, steam, chilled water, vacuum/dust collection, and enhanced purity water. Systems to provide these utilities would consume electricity, natural gas, and water.

Wastewater Pre-treatment. Wastewater generated from manufacturing processes would be pretreated as required to meet requirements for discharge to a POTW (publicly owned treatment works.) The primary chemicals used for this pretreatment would include lime and sulfuric acid.

Potential Contaminants on Site:

The primary potential contaminants of interest would be copper, isopropyl alcohol, n-heptane, and silver. The silver is associated with the film work, but quantities will likely be low. The only other metal of concern from this list is copper which is used as the inner layer conductor. The isopropyl alcohol and n-heptane are used in hand cleaning operations, and the inventory of these materials inventory will likely be less than 110 gallons of each.

The chemicals stored in the largest quantities on site will be copper (in sheets), hydrochloric acid (in totes), hydrogen peroxide (in totes) (or sodium chlorate), sodium hydroxide (in totes), proprietary amine stripper (in totes), sulfuric acid (in totes), sodium carbonate (in totes), cupric chloride solution (6000 gallon storage tank), and calcium hydroxide (lime for wastewater pre-treatment in totes.)

Engineering Controls:

Chemical Use & Storage Areas (Including Waste & Wastewater.) THE DESIGN of wet process and chemical storage areas would include the following:

•	Sloped berms and sumps with chemical resistant coatings for secondary containment.
•	Remote reagent dispensing from <330 gallon totes, wherever practicable.
•	Containment and sumps at all truck loading and unloading areas isolated from stormwater system.
•	Only sanitary system drains lines to be located under the floor.
•	No underground storage tanks.

Air Emission Sources. Emissions controls would be applied to all significant sources of regulated emissions.

Environmental Permits Required:

The following Environmental Permits and/or notifications are anticipated:

•	Industrial wastewater pre-treatment Permit.
•	Air Contaminant Discharge Permit.
•	Notification of Hazardous Waste Generation.
•	Exemption from Stormwater Pollution Prevention planning requirements.

To the best of my knowledge, and belief, the information contained herein is true and correct.

Date:August 16, 2000	Stephen G. Edward

Name

Signature

Environmental Compliance Manager

Title

Regulatory Contacts & References:

Merix Corporation has a history of responsible environmental management. The following are regulatory contacts within the State of Oregon who have past or present experience with Merix environmental personnel and/or activities at existing and/or former operations. Merix has every reason to believe that these entities would be able to provide an objective perspective on Merix’s historical environmental commitment and performance.

General Regulatory Perspective:

Marianne Fitzgerald

Pollution Prevention Coordinator

Oregon Department of Environmental Quality

Office of the Director

811 SW Sixth

Portland, OR 97204

Phone: 503-229-5946

mailto:Marianne.Fitzgerald@state.or.us

Industrial Wastewater Discharge:

Kathleen Caldwell

Source Control Investigator

Unified Sewerage Agency

Water Quality Lab Facility

2550 SW Hillsboro Highway

Hillsboro, OR 97123-9379

Phone: 503-846-8926

mailto:CaldwelK@USA-Cleanwater.org

Air Quality:

Greg Grunow

Environmental Specialist, Air Quality Program

Oregon Department of Environmental Quality

Northwest Region

2020 SW Fourth Ave., Suite 400

Portland, OR 97201-4987

Phone: 503-229-5571

mailto:Greg.Grunow@state.or.us

Hazardous Waste:

Susan Schewczyk Yarbrough

Environmental Specialist, Hazardous Waste Section

Department of Environmental Quality

Northwest Region

2020 SW Fourth Ave., Suite 400

Portland, OR 97201-4987

Phone: 503-229-5563

mailto:Susan.Shewczyk@state.or.us

Exhibit “B” To Sub Lease

Sublandlord Removal Work

[TO BE ATTACHED UPON MUTUAL AGREEMENT OF SUBLANDLORD AND SUBTENANT]

Exhibit “C” To Sublease

Description of Equipment

[TO BE ATTACHED UPON MUTUAL AGREEMENT OF SUBLANDLORD AND SUBTENANT]